                                                                       Exh 10.53


                                                                  EXECUTION COPY



                            STOCK PURCHASE AGREEMENT

                                  by and among

                      NATIONAL BROADCASTING COMPANY, INC.,



                        GRANITE BROADCASTING CORPORATION,



                              KNTV TELEVISION, INC.



                                       and

                               KNTV LICENSE, INC.



                                   dated as of

                                December 14, 2001



                                TABLE OF CONTENTS

                                                                                        PAGE
ARTICLE I PURCHASE AND SALE OF SHARES; OTHER CLOSING PAYMENTS.............................1
-------------------------------------------------------------
     SECTION  1.1       SALE AND TRANSFER OF SHARES.......................................1
     ------------       ---------------------------
     SECTION  1.2       THE PURCHASE PRICE................................................1
     ------------       ------------------
     SECTION  1.3       WORKING CAPITAL ADJUSTMENT........................................2
     ------------       --------------------------
     SECTION  1.4       REFUND BY PURCHASER OF UNEARNED AFFILIATION PAYMENTS..............5
     ------------       ----------------------------------------------------

ARTICLE II THE CLOSING....................................................................5
----------------------
     SECTION  2.1       THE CLOSING.......................................................5
     ------------       -----------
     SECTION  2.2       DELIVERIES BY SELLER..............................................5
     ------------       --------------------
     SECTION  2.3       DELIVERIES BY PURCHASER...........................................6
     ------------       -----------------------
     SECTION  2.4       TRANSFER OF CERTAIN ASSETS; ASSUMPTION OF CERTAIN LIABILITIES.....7
     ------------       -------------------------------------------------------------
     SECTION  2.5       SUBSTITUTION WHERE NOT TRANSFERABLE...............................7
     ------------       -----------------------------------
     SECTION  2.6       INSTRUMENTS OF CONVEYANCE AND TRANSFER............................8
     ------------       --------------------------------------

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER......................................8
----------------------------------------------------
     SECTION  3.1       ORGANIZATION; QUALIFICATION.......................................8
     ------------       ---------------------------
     SECTION  3.2       AUTHORIZATION; BINDING AGREEMENT..................................9
     ------------       --------------------------------
     SECTION  3.3       OWNERSHIP AND POSSESSION OF SHARES................................9
     ------------       ----------------------------------
     SECTION  3.4       GOOD TITLE CONVEYED...............................................9
     ------------       -------------------
     SECTION  3.5       CAPITALIZATION...................................................10
     ------------       ---------------
     SECTION  3.6       NO SUBSIDIARIES..................................................10
     ------------       ---------------
     SECTION  3.7       FCC, OTHER LICENSES AND OTHER REGULATORY MATTERS.................11
     ------------       ------------------------------------------------
     SECTION  3.8       CONSENTS AND APPROVALS; NO VIOLATIONS............................11
     ------------       -------------------------------------
     SECTION  3.9       FINANCIAL STATEMENTS.............................................12
     ------------       --------------------
     SECTION  3.10      BOOKS AND RECORDS................................................12
     -------------      -----------------
     SECTION  3.11      NO UNDISCLOSED LIABILITIES.......................................13
     -------------      --------------------------
     SECTION  3.12      ACCOUNTS RECEIVABLE..............................................13
     -------------      -------------------
     SECTION  3.13      PREPAYMENT OF COMPANY DEBT.......................................13
     -------------      --------------------------
     SECTION  3.14      ABSENCE OF CERTAIN CHANGES.......................................13
     -------------      --------------------------
     SECTION  3.15      TITLE TO PROPERTIES; ENCUMBRANCES................................13
     -------------      ---------------------------------
     SECTION  3.16      REAL PROPERTY....................................................14
     -------------      -------------
     SECTION  3.17      LEASES...........................................................16
     -------------      ------
     SECTION  3.18      PLANT AND EQUIPMENT..............................................16
     -------------      -------------------
     SECTION  3.19      ENVIRONMENTAL MATTERS............................................16
     -------------      ---------------------
     SECTION  3.20      CONTRACTS AND COMMITMENTS........................................18
     -------------      -------------------------
     SECTION  3.21      ADVERTISERS......................................................20
     -------------      -----------
     SECTION  3.22      INSURANCE........................................................20
     -------------      ---------
     SECTION  3.23      LITIGATION.......................................................20
     -------------      ----------
     SECTION  3.24      COMPLIANCE WITH LAWS.............................................20
     -------------      --------------------
     SECTION  3.25      EMPLOYEE BENEFIT PLANS...........................................21
     -------------      ----------------------
     SECTION  3.26      TAX MATTERS......................................................23
     -------------      -----------
     SECTION  3.27      INTELLECTUAL PROPERTY............................................25
     -------------      ---------------------
     SECTION  3.28      LABOR MATTERS....................................................27
     -------------      -------------
     SECTION  3.29      PERSONNEL........................................................29
     -------------      ---------
     SECTION  3.30      POTENTIAL CONFLICT OF INTEREST...................................29
     -------------      ------------------------------
     SECTION  3.31      BROKERS OR FINDERS...............................................29
     -------------      ------------------
     SECTION  3.32      SOLVENCY.........................................................29
     -------------      ---------
     SECTION  3.33      CABLE AND SATELLITE MATTERS......................................30
     -------------      ---------------------------
     SECTION  3.34      DIGITAL TELEVISION...............................................31
     -------------      ------------------

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER...................................31
------------------------------------------------------
     SECTION  4.1       ORGANIZATION.....................................................31
     ------------       ------------
     SECTION  4.2       AUTHORIZATION; VALIDITY OF AGREEMENT.............................31
     ------------       ------------------------------------
     SECTION  4.3       CONSENTS AND APPROVALS; NO VIOLATIONS............................32
     ------------       -------------------------------------
     SECTION  4.4       BROKERS OR FINDERS...............................................32
     ------------       ------------------
     SECTION  4.5       LITIGATION.......................................................32
     ------------       ----------
     SECTION  4.6       FCC QUALIFICATIONS...............................................32
     ------------       ------------------

ARTICLE V COVENANTS......................................................................33
-------------------
     SECTION  5.1       INTERIM OPERATIONS OF TV AND LICENSE CO..........................33
     ------------       ---------------------------------------
     SECTION  5.2       ACCESS; CONFIDENTIALITY..........................................38
     ------------       -----------------------
     SECTION  5.3       EFFORTS AND ACTIONS TO CAUSE CLOSING TO OCCUR....................38
     ------------       ---------------------------------------------
     SECTION  5.4       NOTIFICATION OF CERTAIN MATTERS..................................41
     ------------       -------------------------------
     SECTION  5.5       NO SOLICITATION OF COMPETING TRANSACTION.........................42
     ------------       ----------------------------------------
     SECTION  5.6       SUBSEQUENT ACTIONS...............................................43
     ------------       ------------------
     SECTION  5.7       PUBLICITY........................................................43
     ------------       ---------
     SECTION  5.8       BASE SPENDING PLAN...............................................43
     ------------       ------------------
     SECTION  5.9       SEPARATION AND SERVICES AGREEMENT................................43
     ------------       ---------------------------------
     SECTION  5.10      USE OF PURCHASE PRICE PROCEEDS BY SELLER.........................44
     -------------      ----------------------------------------
     SECTION  5.11      CALL LETTERS.....................................................44
     -------------      -------------
     SECTION  5.12      2001 FINANCIAL STATEMENTS........................................44
     -------------      -------------------------
     SECTION  5.13      SUPPLIES.........................................................44
     -------------      --------
     SECTION  5.14      BOOKS AND RECORDS................................................44
     -------------      -----------------
     SECTION  5.15      EMPLOYEES........................................................45
     -------------      ---------
     SECTION  5.16      LABOR ORGANIZATIONS..............................................48
     -------------      -------------------
     SECTION  5.17      OTHER COVENANTS AND RIGHTS.......................................48
     -------------      --------------------------

ARTICLE VI CONDITIONS....................................................................48
---------------------
     SECTION  6.1       CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE CLOSING......48
     ------------       -----------------------------------------------------------
     SECTION  6.2       CONDITIONS TO OBLIGATIONS OF PURCHASER TO EFFECT THE CLOSING.....49
     ------------       ------------------------------------------------------------
     SECTION  6.3       CONDITIONS TO OBLIGATIONS OF SELLER TO EFFECT THE CLOSING........52
     ------------       ---------------------------------------------------------

                                       Page ii

ARTICLE VII TERMINATION AND CERTAIN OTHER MATTERS........................................53
-------------------------------------------------
     SECTION  7.1       TERMINATION......................................................53
     ------------       -----------
     SECTION  7.2       EFFECT OF TERMINATION............................................54
     ------------       ----------------------
     SECTION  7.3       CLOSING AFTER SEPTEMBER 30, 2002.................................54
     ------------       --------------------------------
     SECTION  7.4       EFFECT OF EXERCISE OF PURCHASER EXTENSION RIGHT..................55
     ------------       -----------------------------------------------

ARTICLE VIII INDEMNIFICATION.............................................................56
----------------------------
     SECTION  8.1       INDEMNIFICATION BY SELLER; REMEDIES..............................56
     ------------       -----------------------------------
     SECTION  8.2       INDEMNIFICATION BY PURCHASER; REMEDIES...........................57
     ------------       --------------------------------------
     SECTION  8.3       NOTICE OF CLAIM; DEFENSE.........................................57
     ------------       ------------------------
     SECTION  8.4       TAX EFFECT OF INDEMNIFICATION PAYMENTS...........................58
     ------------       --------------------------------------
     SECTION  8.5       EFFECT OF INVESTIGATION..........................................58
     ------------       -----------------------
     SECTION  8.6       CERTAIN LIMITATIONS..............................................59
     ------------       --------------------
     SECTION  8.7       SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES............59
     ------------       -----------------------------------------------------
     SECTION  8.8       NATURE OF REMEDIES...............................................59
     ------------       ------------------
     SECTION  8.9       SUBROGATION......................................................59
     ------------       -----------

ARTICLE IX TAX MATTERS AND INDEMNIFICATION...............................................60
------------------------------------------
     SECTION  9.1       TAX TREATMENT....................................................60
     ------------       -------------
     SECTION  9.2       TAX INDEMNIFICATION..............................................60
     ------------       -------------------
     SECTION  9.3       COMPUTATION OF TAX LIABILITIES...................................61
     ------------       ------------------------------
     SECTION  9.4       PROCEDURES RELATING TO TAX INDEMNIFICATION.......................62
     ------------       ------------------------------------------
     SECTION  9.5       TAX RETURNS......................................................63
     ------------       -----------
     SECTION  9.6       TAX DISPUTE RESOLUTION MECHANISM.................................65
     ------------       --------------------------------
     SECTION  9.7       SURVIVAL OF TAX PROVISIONS.......................................65
     ------------       --------------------------
     SECTION  9.8       TRANSFER TAXES...................................................65
     ------------       --------------
     SECTION  9.9       EXCLUSIVITY......................................................65
     ------------       -----------
     SECTION  9.10      TAX SHARING AGREEMENTS...........................................66
     -------------      ----------------------

ARTICLE X DEFINITIONS AND INTERPRETATION.................................................66
----------------------------------------
     SECTION  10.1      DEFINITIONS......................................................66
     -------------      -----------
     SECTION  10.2      INTERPRETATION...................................................77
     -------------      --------------

ARTICLE XI MISCELLANEOUS.................................................................78
------------------------
     SECTION  11.1      FEES AND EXPENSES................................................78
     -------------      -----------------
     SECTION  11.2      AMENDMENT AND MODIFICATION.......................................78
     -------------      --------------------------
     SECTION  11.3      NOTICES..........................................................79
     -------------      -------
     SECTION  11.4      COUNTERPARTS.....................................................80
     -------------      ------------
     SECTION  11.5      ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES...................80
     -------------      ----------------------------------------------
     SECTION  11.6      SEVERABILITY.....................................................80
     -------------      ------------
     SECTION  11.7      GOVERNING LAW....................................................81
     -------------      -------------
     SECTION  11.8      ENFORCEMENT; VENUE...............................................81
     -------------      ------------------
     SECTION  11.9      TIME OF ESSENCE..................................................81
     -------------      ---------------

                                       Page iii

     SECTION  11.10     EXTENSION; WAIVER................................................81
     --------------     -----------------
     SECTION  11.11     ELECTION OF REMEDIES.............................................81
     --------------     --------------------
     SECTION  11.12     ASSIGNMENT.......................................................82
     --------------     ----------

                                       Page iv

INDEX OF DEFINED TERMS


2001 FINANCIAL STATEMENTS..........................44
2002 Affiliation Payment Amount....................66
2003 Affiliation Payment...........................66
Acquisition Proposal...............................66
Actual Working Capital.............................66
Actual Working Capital Statement....................3
Additional Excludable Cash Receivables Amount.......
Additional Excluded Cash Receivables................3
Affiliate..........................................67
Affiliation Agreement..............................67
Affiliation Refund Amount...........................5
AGGREGATE EXCLUDABLE CASH RECEIVABLES AMOUNT........2
Agreement..........................................67
Associate..........................................67
ASSUMED TV CONTRACTS...............................67
ASSUMED TV LIABILITIES..............................7
ATTRIBUTES.........................................63
ATTRIBUTES ESTIMATE................................64
Balance Sheet......................................67
Balance Sheet Date.................................67
Base Spending Plan.................................67
Bringdown Solvency Opinion.........................49
Business Day.......................................68
Call Letters.......................................44
CAPPED AMOUNT......................................68
Closing............................................68
Closing Date.......................................68
Closing Date Receivables...........................68
Code...............................................68
Communications Act.................................68
Computer Software..................................68
Confidentiality Agreement..........................68
Continuing Employees...............................68
Copyrights.........................................68
Credit Agreement...................................68
Disclosure Schedule................................68
Dispute Notice......................................3
Disputed Amounts....................................3
DOJ................................................69
DROP DEAD DATE.....................................69
DTV................................................31
Employee Benefit Plan..............................22


                                       Page v

Encumbrances.......................................69
Environmental Claim................................69
Environmental Law..................................69
ERISA..............................................69
ERISA Affiliate....................................70
Estimate............................................2
Estimated Working Capital...........................2
Excess Capex Amount................................70
Excess Opex Amount.................................70
Excluded Assets....................................70
EXCLUDED CASH RECEIVABLES...........................2
EXCLUDED LIABILITIES...............................70
FCC................................................70
FCC Application....................................40
FCC Licenses.......................................11
FCC Order..........................................70
Financial Statements...............................71
FTC................................................71
GAAP...............................................71
Governmental Entity................................71
HSR Act............................................71
INACTIVE EMPLOYEES.................................45
Indebtedness.......................................71
Indemnified Party..................................71
Indemnifying Party.................................71
Independent Accounting Firm.........................4
Initial Order......................................
Intellectual Property..............................71
KBWB Lien..........................................72
Knowledge of Seller................................72
Law................................................69
Lease..............................................72
LIABILITIES........................................72
License Co..........................................1
Licenses...........................................72
Loan Documents.....................................72
Market MVPD........................................72
MATERIAL ADVERSE EFFECT............................72
Material Contracts.................................19
Materials of Environmental Concern.................72
MVPDS..............................................30
Patents............................................73


                                       Page vi

PBGC...............................................73
PCBs...............................................73
Permitted Encumbrances.............................73
Person.............................................73
Plan...............................................73
POST-CLOSING TAX PERIOD............................61
PRE-CLOSING TAX PERIOD.............................60
PRELIMINARY AMOUNT..................................1
Purchase Price......................................1
Purchaser...........................................1
PURCHASER EXTENSION RIGHT..........................69
Purchaser Indemnified Parties......................74
Purchaser Losses...................................74
PURCHASER'S FSA....................................47
PURCHASER'S REPRESENTATION LOSSES..................56
PURCHASER'S SAVINGS PLAN...........................47
Real Property......................................74
Receivables Estimate................................2
Savings Plan.......................................74
Savings Plan Employees.............................75
Seller..............................................1
SELLER AFFILIATED GROUP............................66
Seller Indemnified Parties.........................75
Seller Losses......................................75
SELLER TV ASSETS...................................75
Seller Warrants....................................75
Seller Welfare Plans...............................75
SELLER'S FSA.......................................47
SELLER'S REPRESENTATION LOSSES.....................57
Separation and Services Agreement..................75
SETTLEMENT ACCOUNTANTS.............................65
Shares.............................................75
Solvency Opinion...................................30
SPECIAL DAMAGES....................................76
Station............................................76
STRADDLE PERIOD....................................61
Subsidiary.........................................76
Tax................................................76
TAX CLAIM..........................................62
TAX INDEMNIFIED PARTY..............................62


                                       Page vii

TAX INDEMNIFYING PARTY.............................62
TAX NOTICE.........................................62
Tax Return.........................................76
Tax Sharing Agreements.............................66
THIRD-PARTY CLAIM..................................57
TITLE IV PLAN......................................21
Trade Secrets......................................76
Trademarks.........................................76
Tranche A Loan.....................................76
Tranche A Principal Amount.........................55
Transactions.......................................76
Transfer Tax Payor.................................77
Transfer Taxes.....................................77
Transition Services Agreement......................77
TV 1
TV Assets..........................................77
TV Intellectual Property...........................77
TV Licenses........................................11
TV Plan............................................21
UNPAID CAPEX AMOUNT................................77
UNPAID OPEX AMOUNT.................................77
VALUATION OPINION..................................49
Voting Debt........................................77
Warn Act...........................................77
Working Capital Adjustment Notice...................3

                                       Page viii

EXHIBITS

Exhibit A - List of Certain Seller TV Assets
Exhibit B - List of Certain Assumed Contracts
Exhibit C - List of Certain Assumed TV Liabilities
Exhibit D - List of Certain Excluded Assets
Exhibit E - List of Certain Excluded Liabilities
Exhibit 3.32 - Solvency Opinion
Exhibit 5.8 - Base Spending Plan
Exhibit 5.17 - Certain Bank Matters
Exhibit 6.1(d) - Consents Required by Seller and Purchaser Before Closing
Exhibit 6.1(f) - Other Closing Condition
Exhibit 6.2(n) - Accounting Adjustments
Exhibit 6.2(o) - Other Closing Conditions

                                       Page ix

                            STOCK PURCHASE AGREEMENT

                   Stock Purchase Agreement, dated as of December 14, 2001, by and among National Broadcasting Company, Inc., a Delaware corporation ("PURCHASER"), Granite Broadcasting Corporation, a Delaware corporation ("SELLER"), KNTV Television, Inc., a Delaware corporation ("TV") and KNTV License, Inc., a Delaware corporation ("LICENSE CO.").

                  WHEREAS, Seller is the holder of all the capital stock of TV, and TV is the holder of all the capital stock of License Co.;

                  WHEREAS, the Board of Directors of Seller has approved, and deems it advisable and in the best interests of Seller to consummate, the acquisition of TV by Purchaser; and

                  WHEREAS, each of the Boards of Directors of Purchaser, TV and License Co. has approved, and deems it advisable and in the best interests of its respective shareholders to consummate, the acquisition of TV by Purchaser, which acquisition is to be effected by the purchase of all the outstanding capital stock of TV by Purchaser upon the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

               PURCHASE AND SALE OF SHARES; OTHER CLOSING PAYMENTS

                   SECTION 1.1 SALE AND TRANSFER OF SHARES. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, convey, assign, transfer and deliver to Purchaser the Shares, free and clear of all Encumbrances.

                   SECTION 1.2 THE PURCHASE PRICE. Subject to the terms and conditions of this Agreement, including Section 1.3, in consideration of the aforesaid sale, conveyance, assignment, transfer and delivery to Purchaser of the Shares, Purchaser shall pay to Seller, by wire transfer of immediately available funds to such account as Seller specifies to Purchaser in writing not less than two Business Days before the Closing Date, an amount (such amount, as adjusted pursuant to Section 1.3, the "PURCHASE PRICE") equal to:

                   (a) $230,000,000 (the "PRELIMINARY AMOUNT"), plus

                   (b) the amount, if any, by which Estimated Working Capital exceeds zero, provided that if the Estimated Working Capital exceeds the Capped Amount, then such amount shall be capped at the Capped Amount, minus

                   (c) the amount, if any, by which Estimated Working Capital is less than zero, plus

                   (d) subject to the terms of Exhibit 5.8, the Excess Opex Amount, if any, minus

                   (e) subject to the terms of Exhibit 5.8, the Unpaid Opex Amount, if any, plus

                   (f) subject to the terms of Exhibit 5.8, the Excess Capex Amount, if any, minus

                   (g) subject to the terms of Exhibit 5.8, the Unpaid Capex Amount, if any.

                   SECTION 1.3 WORKING CAPITAL ADJUSTMENT. (a) Not less than 10 Business Days prior to the Closing Date, Seller shall deliver to Purchaser a statement setting forth a good faith estimate (the "RECEIVABLES ESTIMATE") by Seller of the amount of Closing Date Receivables. Not less than 5 Business Days prior to the Closing Date, Seller shall deliver to Purchaser a statement setting forth a good faith estimate (the "ESTIMATE") by Seller of Actual Working Capital, which statement shall, for the avoidance of doubt, include the Receivables Estimate. Each of the Receivables Estimate and the Estimate shall be calculated by Seller in accordance with GAAP as applied by Seller in preparing the Financial Statements. Upon Purchaser's review of the statement containing the Receivables Estimate, if Purchaser considers in its reasonable judgment that any of the cash receivables under 120 days included in such Receivables Estimate are, or are likely to be, uncollectible in the ordinary course:

                                 (i) any of such cash receivables as so selected
     by Purchaser, up to an aggregate of $2,000,000 (the "AGGREGATE
     EXCLUDABLE CASH RECEIVABLES AMOUNT"), shall be removed from the Receivables Estimate contained in the Estimate (such removed cash receivables, the "EXCLUDED CASH RECEIVABLES"),

                                (ii) the Estimate, as so amended, shall be the
     "ESTIMATED WORKING CAPITAL," and

                               (iii) for all purposes of this Agreement,
     Actual Working Capital shall be deemed to exclude the Excluded Cash Receivables.

                   (b) Following the Closing, Purchaser shall prepare, and Seller shall cooperate with Purchaser in preparing, a statement setting forth the Actual Working Capital (the "ACTUAL WORKING CAPITAL STATEMENT"). The Actual Working Capital Statement shall be prepared in accordance with GAAP as applied by Seller in preparing the Financial Statements and otherwise in accordance with the definition of Actual Working Capital; provided however, that if:

                                 (i) the amount of Excluded Cash Receivables
     is less than the Aggregate Excludable Cash Receivables Amount (the amount, if any, by which the amount of Excluded Cash Receivables is less than the Aggregate Excludable Cash Receivables Amount, being the "ADDITIONAL EXCLUDABLE CASH RECEIVABLES AMOUNT"), and

                                (ii) during the course of preparation by
     Purchaser of the Actual Working Capital Statement, Purchaser considers in its reasonable judgment that any of the cash receivables under 120 days included in its calculation of Actual Working Capital are, or are likely to be, uncollectible in the ordinary course, then any of such cash receivables as so selected by Purchaser, up to an aggregate amount equal to the Additional Excludable Cash Receivables Amount, may be removed by Purchaser from its calculation of Actual Working Capital (such removed cash receivables, the "ADDITIONAL EXCLUDED CASH RECEIVABLES"), and for all purposes of this Agreement, Actual Working Capital shall be deemed to exclude the Additional Excluded Cash Receivables.

                   (c) Within 60 days after the Closing Date, Purchaser shall deliver to Seller a copy of the Actual Working Capital Statement along with a statement (the "WORKING CAPITAL ADJUSTMENT NOTICE") of the amount by which the Estimated Working Capital is more or less, as the case may be, than the Actual Working Capital.

                   (d) If Seller disputes any item on the Actual Working Capital Statement or Working Capital Adjustment Notice, then Seller shall notify Purchaser, in writing (a "DISPUTE NOTICE"), of each disputed item (collectively, the "DISPUTED AMOUNTS") and specify the amount thereof in dispute within 30 days after delivery to it of the Working Capital Adjustment Notice; provided that Seller shall not dispute any cash receivables under 120 days excluded from the calculation of Actual Working Capital by Purchaser in accordance with Section 1.3(b). If Seller does not so notify Purchaser, (i) Seller shall be deemed to have agreed with the calculation of Actual Working Capital in the Actual Working Capital Statement and the information contained in the Working Capital Adjustment Notice, (ii) there shall be deemed to be no Disputed Amounts, (iii) "Actual Working Capital" shall be deemed to be the amount set forth in the Actual Working Capital Statement and (iv) the date of de-termination of the Actual Working Capital shall be the date on which such 30-day period expired.

                   (e) If there are Disputed Amounts and Purchaser and Seller resolve such disputes within 10 Business Days after delivery to Purchaser of the Dispute Notice by Seller, then "Actual Working Capital" shall be deemed to be the amount agreed to by Seller and Purchaser and the date of determination of the Actual Working Capital shall be the date on which Purchaser and Seller so agreed.

                   (f) If there are Disputed Amounts and Purchaser and Seller cannot resolve any such dispute within 10 Business Days after delivery to Purchaser of the Dispute Notice by Seller, then such dispute shall be resolved by a nationally recognized independent accounting firm reasonably acceptable to Purchaser and Seller (the "INDEPENDENT ACCOUNTING FIRM"). If Purchaser and Seller do not agree upon a mutually acceptable Independent Accounting Firm within such 10-Business-Day period, Purchaser and Seller shall each select a nationally recognized independent accounting firm, and the Independent Accounting Firm shall be selected by the firms chosen by Purchaser and Seller. The Independent Accounting Firm shall resolve the Disputed Amounts and determine the amount of "Actual Working Capital" as promptly as practicable, provided that Purchaser and Seller shall request that the Independent Accounting Firm render its determination within no later than 30 days after submission of the Disputed Amounts for resolution by the Independent Accounting Firm. The determination of "Actual Working Capital" by the Independent Accounting Firm shall be final and binding on the parties and the date of determination of the Actual Working Capital shall be the date on which the Independent Accounting Firm makes its determination. Any expenses relating to the engagement of the Independent Accounting Firm shall be allocated evenly between Purchaser and Seller.

                   (g) If the Estimated Working Capital is more than the Actual Working Capital, then Seller shall pay to Purchaser within 5 Business Days from the applicable date of determination of the Actual Working Capital, the amount by which the Estimated Working Capital is more than the Actual Working Capital, provided that if Estimated Working Capital is equal to or greater than the Capped Amount, then Seller shall only be required to pay Purchaser the amount, if any, by which the Capped Amount exceeds the Actual Working Capital.

                   (h) If the Estimated Working Capital is less than the Actual Working Capital, then Purchaser shall pay to Seller within 5 Business Days from the applicable date of determination of the Actual Working Capital, the amount by which the Estimated Working Capital is less than the Actual Working Capital, provided that: (i) if Estimated Working Capital was equal to or greater than the Capped Amount, then Purchaser shall not be required to make any payment to Seller, and (ii) if Estimated Working Capital was less than the Capped Amount, but Actual Working Capital is equal to or greater than the Capped Amount, then Purchaser shall only be required to pay Seller the amount, if any, by which the Estimated Working Capital is less than the Capped Amount.

                   SECTION 1.4 REFUND BY PURCHASER OF UNEARNED AFFILIATION PAYMENTS. If the Closing shall occur prior to December 31, 2002, on the Closing Date, Purchaser shall refund to Seller an amount (the "AFFILIATION REFUND Amount") of the 2002 Affiliation Payment Amount equal to:

                   (a) the 2002 Affiliation Payment Amount, multiplied by

                   (b) a fraction, the numerator of which is the number of days of calendar year 2002 from and including the day after the Closing Date to and including December 31, 2002, and the denominator of which is 365.

                                    ARTICLE II

                                   THE CLOSING

                   SECTION 2.1 THE CLOSING. The sale and transfer of the Shares by Seller to Purchaser shall take place at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 590 Madison Avenue, 20th Floor, New York, NY 10022 at 10:00 a.m., New York City time, on the later of (x) two Business Days following the satisfaction and/or waiver of all conditions to close set forth in Article VI (other than conditions which can be satisfied only by the delivery of certificates, opinions or other documents at the Closing), and (y) April 1, 2002, unless another date or place is agreed in writing by each of the parties hereto.

                   SECTION 2.2 DELIVERIES BY SELLER. At the Closing, Seller shall deliver to Purchaser:

                   (a) certificates representing the Shares, each such certificate to be duly and validly endorsed in favor of Purchaser or accompanied by a separate stock power duly and validly executed by Seller and otherwise sufficient to vest in Purchaser good and marketable title to the Shares;

                   (b) a document which effects the resignation of all officers and directors of TV and License Co.;

                   (c) a mutual general release, duly and validly executed by Seller, on the one hand, and TV and License Co., on the other, in form and substance reasonably satisfactory to Purchaser and Seller, with respect to customary matters (including claims, actions and damages) and relating to the period prior to the Closing, but which shall not release

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rights or obligations arising out of or in connection with this Agreement, the Separation and Services Agreement or the Transactions;

                   (d) executed copies of the consents set forth on Exhibits 6.1(d);

                   (e) all of the books and records of Seller, TV or License Co. relating primarily to TV and License Co., and copies of any other books and records necessary for the operation of the Station;

                   (f) the opinion of counsel referred to in Section 6.2(b) hereof;

                   (g) the Officers' Certificate referred to in Section 6.2(c) hereof;

                   (h) a certification of non-foreign status for Seller in the form and manner which complies with the requirements of Section 1445 of the Code and the regulations promulgated thereunder;

                   (i) the Bringdown Solvency Opinion or the Valuation Opinion, as elected by Purchaser pursuant to Section 6.1(e); and

                   (j) all other previously undelivered documents required to be delivered by Seller to Purchaser at or prior to the Closing in connection with the Transactions, including, at Purchaser's expense, all affidavits, certificates and indemnities as may be reasonably required by Purchaser's title insurance company to allow such company to issue an owner's title policy in favor of Purchaser with respect to all Real Property subject only to Permitted Encumbrances and together with all endorsements thereto reasonably requested by Purchaser including a non-imputation endorsement.

                   SECTION 2.3 DELIVERIES BY PURCHASER. At the Closing, Purchaser shall deliver to Seller:

                   (a) the Purchase Price and the Affiliation Refund Amount, if any;

                   (b) a mutual release, duly and validly executed by Seller and Purchaser, in form and substance reasonably satisfactory to Seller and Purchaser, with respect to the Affiliation Agreement (effective immediately prior to the Closing) and a release, duly and validly executed by Purchaser, in form and substance reasonably satisfactory to Seller and Purchaser, of the KBWB Lien;

                   (c) the Seller Warrants, duly and validly endorsed in favor of Seller or accompanied by a separate stock power duly and validly executed by Purchaser and otherwise sufficient to vest in Seller good and marketable title to such Seller Warrants together with a duly executed release of the Registration Rights Agreement relating thereto;

                   (d) the Officer's Certificate referred to in Section 6.3(a) hereof;

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                   (e) the opinion of counsel referred to in Section 6.3(e)
hereof; and

                   (f) such other documents as are required to be delivered by Purchaser to Seller at the Closing pursuant to this Agreement.

                   SECTION 2.4 TRANSFER OF CERTAIN ASSETS; ASSUMPTION OF CERTAIN LIABILITIES. Subject to the provisions of Section 2.5 hereof, immediately prior to the Closing:

                   (a) Seller shall assume, and, as between the parties hereto, shall be solely and exclusively liable for, Liabilities of TV and License Co. that are Excluded Liabilities;

                   (b) TV shall assume and, as between the parties hereto, shall be solely and exclusively liable for, the following Liabilities (the "ASSUMED TV LIABILITIES"):

                                 (i) all Liabilities that arise under the
     Assumed TV Contracts, excluding any Liabilities arising out of (A) the performance or non-performance of the Assumed TV Contracts at or prior to the Closing (other than any current liabilities included in the final determination of Actual Working Capital pursuant to Section 1.3), or (B) circumstances or events arising at or prior to the Closing (other than any current liabilities included in the final determination of Actual Working Capital pursuant to Section 1.3),

                                (ii) all Liabilities arising out of the
     ownership, use or disposition of the Seller TV Assets, to the extent that such Liabilities are based on events or circumstances occurring after the Closing or are current liabilities included in the final determination of Actual Working Capital pursuant to Section 1.3, and

                               (iii) the matters set forth in Exhibit C.

                   (c) Seller shall, as a capital contribution to TV, convey, assign, transfer, contribute and deliver to TV, free and clear of all Encumbrances, other than Permitted Encumbrances, all of Seller's right, title and interest in and to the Seller TV Assets; and

                   (d) TV and License Co. shall, as a distribution to Seller, convey, assign, transfer, distribute and deliver to Seller all of TV's and License Co.'s right, title and interest in and to the Excluded Assets.

                   SECTION 2.5 SUBSTITUTION WHERE NOT TRANSFERABLE. If Seller, TV or License Co. shall be unable, on or prior to the Closing, to obtain a consent necessary for the transfer or assignment of Seller's, TV's or License Co.'s (as applicable) title to, interest in and rights with respect to any Seller TV Asset or Excluded Asset to be transferred or assigned pursuant to
Section 2.4 hereof, then Seller, TV, License Co. and Purchaser shall cooperate to enter into a reasonable arrangement designed to enable Seller, TV or License Co. (as

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applicable) to perform or fulfill its obligations with respect thereto, and to provide for the assumption by TV or Seller (as applicable) of the benefits, risks and burdens of, any such Seller TV Asset or Excluded Asset, as the case may be, including (with respect to any contract) enforcement at the cost and for the account of TV or Seller (as applicable) of any and all rights of Seller, TV or License Co. (as applicable) against the other party thereto arising out of the future cancellation thereof after the Closing by such other party. Notwithstanding the foregoing, from and after the Closing, Seller, TV and License Co. (as applicable) shall continue to use commercially reasonable efforts to obtain such consents necessary for the transfer or assignment of any such Seller TV Asset or Excluded Asset. As and when after the Closing Date, title to, interest in and rights under any such Seller TV Asset or Excluded Asset become transferable, the transfer or assignment to TV or Seller (as applicable) by Seller, TV or License Co. (as applicable) of any title to, interest in and rights under any such Seller TV Asset or Excluded Asset shall be deemed effective at the time such consent is effective, without any further action by Purchaser, Seller, TV or License Co.

                   SECTION 2.6 INSTRUMENTS OF CONVEYANCE AND TRANSFER. Immediately prior to the Closing, Seller, TV and License Co. shall execute and deliver to Purchaser, bills of sale, certificates, assignments and assumptions, other instruments of transfer and assumption and other documents to effect the transactions set forth in Section 2.4, all in form and substance reasonably satisfactory to Purchaser, and effective as of immediately prior to the Closing.

                                  ARTICLE III

                               REPRESENTATIONS AND
                              WARRANTIES OF SELLER

                  Except as set forth in the Disclosure Schedule prepared and signed by Seller and delivered to Purchaser simultaneously with the execution hereof, Seller represents and warrants to Purchaser that all of the statements contained in this Article III are true and correct as of the date of this Agreement (or, if made as of a specified date, as of such date), and, except as set forth in any supplement or amendment to the Disclosure Schedule provided by Seller to Purchaser in accordance with Section 5.4, will be true and correct as of the Closing Date as though made on the Closing Date.

                   SECTION 3.1 ORGANIZATION; QUALIFICATION. Seller is a corporation duly organized, validly existing and in good standing, under the laws of the State of Delaware. Each of TV and License Co. (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and (ii) has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns. TV is duly qualified or licensed to do business as a foreign corporation in good standing in the State of California and, except where the failure to be so qualified or

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in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, each of TV and License Co. is otherwise duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which such qualification or license is required. Seller, TV and License Co. have heretofore delivered to Purchaser complete and correct copies of the certificate of incorporation and by-laws of Seller, TV and License Co. as presently in effect.

                   SECTION 3.2 AUTHORIZATION; BINDING AGREEMENT. Each of Seller, TV and License Co. has full corporate power and authority to execute and deliver this Agreement, and to consummate the Transactions. The execution, delivery and performance by Seller, TV and License Co. of this Agreement and the consummation by them of the Transactions have been duly authorized by their Boards of Directors, and no other corporate action on the part of Seller, TV and License Co. is necessary to authorize the execution and delivery by Seller, TV and License Co. of this Agreement or the consummation by any of them of the Transactions. Seller has made available to Purchaser true and complete copies of the resolutions of the Board of Directors of each of Seller, TV and License Co. authorizing the execution, delivery and performance by Seller, TV and License Co., as the case may be, of this Agreement and the consummation of the Transactions. No vote of, or consent by, the holders of any class or series of capital stock or Voting Debt issued by Seller is necessary to authorize the execution and delivery by Seller of this Agreement or the consummation by it of the Transactions. This Agreement has been duly executed and delivered by Seller, TV and License Co. and, assuming due and valid authorization, execution and delivery thereof by Purchaser, this Agreement is a valid and binding obligation of each of Seller, TV and License Co. enforceable against each of Seller, TV and License Co. in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and (ii) that the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

                   SECTION 3.3 OWNERSHIP AND POSSESSION OF SHARES. Seller is the record and beneficial owner of the Shares. Seller does not own any other securities issued by, or other obligations of, TV. The Shares and the certificates representing the Shares are now, and at all times during the term hereof shall be, owned by Seller and held by Seller, free and clear of all Encumbrances whatsoever.

                   SECTION 3.4 GOOD TITLE CONVEYED. The stock powers, endorsements, assignments and other instruments to be executed and delivered by Seller to Purchaser at the Closing will be valid and binding obligations of Seller, enforceable in accordance with their respective terms, and, together with the stock certificates with respect to the Shares to be delivered by Seller to Purchaser at the Closing, will vest in Purchaser good, valid and marketable title to the Shares free and clear of all Encumbrances, other than Encumbrances

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created by this Agreement or by Purchaser.

                   SECTION 3.5 CAPITALIZATION. (a) The authorized capital stock of TV consists of 1,000 shares of common stock, par value $0.01 per share. As of the date hereof, 100 of such shares are issued and outstanding, all of which are owned by Seller. The authorized capital stock of License Co. consists of 1,000 shares of common stock, par value $0.01 per share. As of the date hereof, 1,000 of such shares are issued and outstanding, all of which are owned by TV. The Shares and all of the License Co. shares are duly authorized, validly issued, fully paid and non-assessable. There is no Voting Debt of TV or License Co. issued and outstanding. Except as set forth above and except for the
Transactions:

                                 (i) there are no shares of capital stock of TV
     and License Co. authorized, issued or outstanding;

                                (ii) there are no existing options, warrants,
     calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of TV or License Co., obligating TV or License Co. to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity or debt interest in, TV or License Co. or securities convertible into or exchangeable for such shares or equity interests, or obligating TV or License Co. to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment; and

                               (iii) there are no outstanding contractual
     obligations of TV or License Co. to repurchase, redeem or otherwise acquire any of the Shares or License Co. shares, or capital stock of any Affiliate of TV and License Co. or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

                   (b) There are no voting trusts or other agreements or understandings to which any of Seller, TV and License Co. is a party with respect to the voting of the capital stock of TV or License Co.

                   SECTION 3.6 NO SUBSIDIARIES. Neither TV nor License Co. owns, directly or indirectly, any capital stock or other equity securities of any corporation or has any direct or indirect equity or ownership interest in any business (including in any joint venture or similar arrangement), or any interest that is convertible or exchangeable into any equity or ownership interest in any business, other than TV owning the shares of License Co.

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              SECTION 3.7 FCC, OTHER LICENSES AND OTHER REGULATORY MATTERS.

                   (a) TV and License Co. have all material permits, licenses, authorizations, franchises, and amendments thereto, from Governmental Entities (including those required under the Communications Act, the "FCC LICENSES") necessary for the ownership, lease and operation of their respective properties and assets and the conduct of their businesses as presently conducted (collectively, the "TV LICENSES"). The TV Licenses in effect as of the date hereof are set forth in the Disclosure Schedule. The TV Licenses are in full force and effect and Seller, TV or License Co. has filed all reports, notifications and filings with, and has paid all regulatory fees to, the applicable Governmental Entity necessary to maintain all TV Licenses in full force and effect and Seller, TV and License Co. are in compliance with the terms of the TV Licenses in all material respects.

                   (b) No application, action or proceeding is pending for the renewal or modification of any of the TV Licenses and, except for actions or proceedings affecting television broadcast stations generally, no application, complaint, action or proceeding is pending or, to the Knowledge of Seller, threatened that seeks or is reasonably likely to result in (i) the denial of an application for renewal of any TV License, (ii) the revocation, adverse modification, non-renewal or suspension of any of the TV Licenses, (iii) the issuance of a material cease-and-desist order against the Station, or (iv) the imposition of any material administrative or judicial sanction with respect to the Station.

                   (c) The Station, its physical facilities, electrical and mechanical systems and transmitting and studio equipment are being operated in compliance with the applicable FCC Licenses and the requirements of the Communications Act in all material respects. Seller, TV, License Co. and the Station are in compliance, in all material respects, with all requirements of the FCC and the Federal Aviation Administration with respect to the construction and/or alteration of the antenna structures owned or used by Seller, TV or License Co. with respect to the Station.

            SECTION 3.8 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for the FCC Order, and the filings, permits, authorizations, consents and approvals set forth in Section 3.8 of the Disclosure Schedule and as may be required under the HSR Act, none of the execution, delivery or performance of this Agreement by Seller, TV or License Co., the consummation by Seller, TV or License Co. of any of the Transactions or compliance by Seller, TV or License Co. with any of the provisions hereof will:

                  (i) conflict with or result in any breach of any provision of the certificate of incorporation, the by-laws or similar organizational documents of Seller, TV or License Co.;

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                  (ii)     require any filing with, or permit, authorization,
         consent or approval of, any Governmental Entity, except for immaterial filings, permits, authorizations, consents or approvals;

                  (iii) require any consent, approval or notice under, or result in a violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any material contract, trust, note, bond, mortgage, indenture, agreement, permit, license, lease, arrangement, understanding, commitment, obligation or restriction of any kind to which any of Seller, TV or License Co. is a party or by which any of their material assets or properties may be bound, or to which the Shares are subject; or

                  (iv) violate any material order, writ, injunction, decree, statute, rule or regulation applicable to Seller, TV or License Co. or any of their properties or assets.

              SECTION 3.9 FINANCIAL STATEMENTS. Copies of the Financial Statements are included in Section 3.9 of the Disclosure Schedule. The Financial Statements have been prepared from, are in accordance with and accurately reflect, the books and records of TV and License Co., comply as to form and substance in all material respects with applicable accounting requirements, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be stated in the notes thereto) and fairly present the consolidated financial position and the consolidated results of operations (and changes in financial position, if any) of TV and License Co. as of the times and for the periods referred to therein (subject to the lack of footnotes and normally recurring year-end audit adjustments which are not material either individually or in the aggregate). The consolidated balance sheet of TV and License Co. as at December 31, 2000, together with the consolidated statement of income of TV and License Co. for the year ended December 31, 2000, were reviewed by Seller's auditors as part of the audit of Seller's consolidated financial statements for the year ended December 31, 2000.

              SECTION 3.10 BOOKS AND RECORDS. The books of account of TV and License Co. have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The stock record books of TV and License Co. are correct and complete in all respects. The minute books of TV and License Co. contain accurate and complete records of all meetings of, and corporate action taken by, Seller (as stockholder of TV), the TV and License Co. Boards of Directors and all committees of TV and License Co. Boards of Directors, and no meeting of any of Seller (as stockholder of TV), the TV or License Co. Board of Directors or such committees has been held for which minutes have not been prepared and are not contained in such minute books. True and com-

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plete copies of all minute books and all stock record books of TV and
License Co. have heretofore been delivered to Purchaser.

            SECTION 3.11 NO UNDISCLOSED LIABILITIES. Except (a) as disclosed in the Financial Statements, (b) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date or pursuant to the terms of this Agreement, (c) as otherwise disclosed in the Disclosure Schedule, (d) all existing contractual obligations of TV or License Co., and (e) for any liabilities that are not, individually or in the aggregate, material to the business or operations of TV and License Co., taken as a whole, neither TV nor License Co. has any Liability.

            SECTION 3.12 ACCOUNTS RECEIVABLE. All accounts receivable of
TV and License Co., whether reflected in the Balance Sheet or otherwise, represent sales actually made in the ordinary course of business, and, to the Knowledge of Seller, are valid obligations.

            SECTION 3.13 PREPAYMENT OF COMPANY DEBT. Section 3.13 of the Disclosure Schedule lists all of the Indebtedness of TV and License Co. No Indebtedness of TV or License Co. contains any restriction upon (i) the prepayment of any Indebtedness of TV or License Co., (ii) the incurrence of Indebtedness by TV or License Co. or (iii) the ability of TV or License Co. to grant any lien on the properties or assets of TV or License Co. Section 3.13 of the Disclosure Schedule sets forth the amount of principal and unpaid interest outstanding under each instrument evidencing Indebtedness of TV and License Co., if any, that will accelerate or become due or result in a right on the part of the holder of such Indebtedness (with or without due notice or lapse of time) to require prepayment, redemption or repurchase as a result of the execution of this Agreement or the consummation of any of the Transactions.

            SECTION 3.14 ABSENCE OF CERTAIN CHANGES(a) . Since December
31, 2000, except as set forth in the Disclosure Schedule, TV and License Co. have conducted their respective businesses only in the ordinary and usual course and consistent with past practice, and none of TV or License Co. has suffered any Material Adverse Effect, nor to the Knowledge of Seller, has any event occurred which is reasonably likely to cause or have a Material Adverse Effect.

            SECTION 3.15 TITLE TO PROPERTIES; ENCUMBRANCES. Each of TV and License Co. has good, valid and marketable title to all the properties and assets that it purports to own (tangible and intangible) free and clear of all Encumbrances other than Permitted Encumbrances, including all the properties and assets reflected in the Balance Sheet and all such properties and assets purchased by TV or License Co. since the date of the Balance Sheet, which subsequently acquired personal properties and assets (other than inventory and short term investments) are listed in Section 3.15 of the Disclosure Schedule. The rights, properties and other assets presently owned, leased or licensed by TV and License Co. (other than any such rights, properties and other assets which form part of the Excluded Assets), together with the rights, properties and other assets to be transferred, leased or licensed to TV pursu-

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ant to Section 2.4 hereof or the Separation and Services Agreement, include all rights, properties and other assets (including all Station properties, operating assets, TV Licenses, material contracts and cable and satellite distribution rights) necessary to permit TV and License Co. to operate the Station and conduct their business in all material respects in the same manner as such businesses have been conducted prior to the date hereof. The only assets or properties owned by License Co. are the FCC Licenses, and License Co. does not operate or conduct any business other than owning the FCC Licenses and matters relating thereto. Section 3.15(a) of the Disclosure Schedule sets forth all material rights, properties and assets (including Station properties, operating assets, TV Licenses, Material Contracts and cable and satellite distribution rights) which are owned, held, leased or licensed by Seller and are used with respect to the operations of the Station. Section 3.15(b) of the Disclosure Schedule sets forth all material rights, properties and assets which are owned, held, leased or licensed by TV or License Co. and are not used with respect to the operations of the Station.

            SECTION 3.16 REAL PROPERTY. (a) Section 3.16 of the
Disclosure Schedule sets forth a complete list and the location of all Real Property. No real property owned by Seller is used in the operation of the Station, is necessary for the operation of the business of TV or License Co., or is included in the definition of Seller TV Assets. To the extent in Seller's or any of its Affiliates' or TV's or License Co.'s possession, true and complete copies of (i) all deeds, title insurance policies and surveys relating to the Real Property and (ii) all documents evidencing all Encumbrances upon the Real Property have heretofore been furnished to Purchaser. There are no pending, or to the Knowledge of Seller, threatened proceedings, claims or disputes, and to the Knowledge of Seller, there are no conditions affecting or threatening any Real Property, that might curtail or interfere with the use of any Real Property in connection with the operation of the Station or the conduct of TV's and License Co.'s business in all material respects in the same manner as such business has been conducted prior to the date hereof. Neither the whole nor any portion of the Real Property nor any other assets of TV or License Co. is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor has any such condemnation, expropriation or taking been proposed. Neither TV nor License Co. is a party to any lease, sublease or similar arrangement (whether written or oral) under which TV or License Co. is a lessor, sublessor or otherwise makes available for use by any third party any portion of the Real Property.

                   (b) Neither TV nor License Co. has received any written notice of, or other writing referring to, or has any other actual knowledge of, any requirements or recommendations by (i) any Governmental Entity or (ii) any insurance company that has issued a policy covering any part of the Real Property or by any board of fire underwriters or other body exercising similar functions, requiring any repairs or work to be done on any part of the Real Property, which repair or work has not been completed.

                   (c) TV is in possession of an Application for Building Permit, dated July 19, 1979 and a duplicate original of the original Certificate of Occupancy issued by the

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City of San Jose on October 17, 1979 with respect to the Real Property in San
Jose, California owned by TV. True and complete copies of such permit and certificate and, to the extent in Seller's, TV's or License Co.'s possession, any other licenses for the use and operation of the Real Property, have heretofore been furnished to Purchaser. Neither TV nor License Co. has received any written notice of its failure to obtain or maintain any appropriate easements or rights of way, including proofs of dedication, required to use and operate the Real Property in the manner in which the Real Property is currently being used and operated. To the Knowledge of Seller no additional approvals, permits or licenses will be required, as a result of the Transactions, to be issued after the date hereof in order to permit TV and License Co., following the Closing, to continue to own or operate the Real Property in the same manner as heretofore, other than any such approvals, permits or licenses that are ministerial in nature and are normally issued in due course upon application therefore without further action by the applicant.

                   (d) Neither TV nor License Co. is a party to, or, to the Knowledge of Seller, is obligated under any option, right of first refusal or other contractual right to sell, dispose of or lease any of the Real Property or any portion thereof or interest therein to any Person other than Purchaser.

                   (e) There is no contract or agreement to which TV or License Co. is a party, other than the Leases, affecting any of the Real Property for which Purchaser will be responsible or liable after Closing, or which is not terminable on thirty (30) days' notice without premium or penalty.

                   (f) Each of the parcels owned by TV or License Co. is assessed for real estate tax purposes as a wholly independent tax lot, separate from any adjoining land, buildings, structures or other improvements.

                   (g) The rights of the holders of the beneficial interests in easements or reservations thereof, rights of way, highway and railroad crossings, sewers, electric and other utility lines, telegraph and telephone lines, and all zoning, building code and other covenants, conditions and restrictions as to the use of the Real Property which encumber the Real Property do not materially interfere with the use of such Real Property in connection with the operation of the Station or the conduct of TV's and License Co.'s business in all material respects in the same manner as such business has been conducted prior to the date hereof and, in the case of Real Property owned by TV and/or License Co., do not materially adversely affect the value of the Real Property affected thereby, as TV or License Co. (as applicable) reasonably value such owned Real Property, for the operation of the Station or the conduct of TV and License Co.'s business (as applicable).

                   (h) As of the date hereof, the rights of the holders of the beneficial interests in liens securing the claims of materialmen, landlords and others, individually and in the aggregate, are not substantial in amount, do not materially interfere with the present or

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proposed use of any of the TV Assets subject thereto or materially impair the conduct of the business of TV or License Co. and no such liens secure amounts, or payments, that are past due.

            SECTION 3.17 LEASES. Section 3.17 of the Disclosure Schedule lists all Leases. A true and complete copy of each Lease has heretofore been delivered to Purchaser. Each Lease is valid, binding and enforceable in accordance with its terms and is in full force and effect except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles. No Person other than TV or License Co. has any right to occupy or possess any portion of the Real Property other than rights arising under Permitted Encumbrances (including landlord's rights of access pursuant to the Leases). The leasehold estate created by each Lease is free and clear of all Encumbrances other than Permitted Encumbrances. There are no existing defaults by TV or License Co., or to the Knowledge of Seller, by any landlord under any of the Leases. No event has occurred that (whether with or without notice or lapse of time) would constitute a default by TV or License Co. or, to the Knowledge of Seller, any other party thereto under any Lease. None of Seller, TV or License Co. has received written notice that any lessor under any Lease will not consent (where such consent is necessary) to the consummation of the Transactions without requiring any modification of the rights or obligations of the lessee thereunder. No lease pursuant to which Seller leases any real property is used in the operation of the Station, is necessary for the operation of the business of TV or License Co., or is included in the definition of Seller TV Asset.

            SECTION 3.18 PLANT AND EQUIPMENT. To the Knowledge of Seller, the structures and equipment owned or used by TV and License Co. are structurally sound with no known defects and are in good operating condition and repair (ordinary wear and tear excepted) and are adequate for the uses to which they are being put. To the Knowledge of Seller, none of such structures or equipment are in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost. To the Knowledge of Seller, the roof of each structure on any Real Property that is owned by TV or License Co. is watertight and in good repair and condition. Neither TV nor License Co. has received written notification that it is in violation of any applicable building, zoning, health or other law, ordinance or regulation in respect of their operations or the Real Property. No structures or plants owned by Seller are used in the operation of the Station, are necessary for the operation of the business of TV or License Co., or are included in the definition of Seller TV Assets.

            SECTION 3.19 ENVIRONMENTAL MATTERS.

                   (a) Each of TV and License Co. is in compliance with all Environmental Laws including the possession by TV and License Co. of all permits and other gov-

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ernmental authorizations required under all applicable Environmental Laws, and is in compliance with the terms and conditions thereof.

                   (b) Since January 1, 1995, none of Seller, TV or License Co. has received any written, or to the Knowledge of Seller, oral communication, from a Governmental Entity, that alleges that TV or License Co. is not in full compliance with any Environmental Laws.

                   (c) There is no Environmental Claim by any Person that is pending or, to the Knowledge of Seller, threatened against Seller, TV or License Co., or against any Person whose liability for any Environmental Claim Seller, TV or License Co. has retained or assumed either contractually or by operation of law. To the Knowledge of Seller, no Encumbrance has been threatened to be placed on any Real Property (currently or previously owned, leased or used) under any Environmental Law.

                   (d) There are no past or present actions, activities, circumstances, conditions, events or incidents, including the use, storage, release, emission, discharge, presence or disposal of any Materials of Environmental Concern, or exposure of any Persons to any condition, that to the Knowledge of Seller could form the basis of any Environmental Claim against Seller, TV or License Co. or against any Person whose liability for any Environmental Claim TV or License Co. has retained or assumed either contractually or by operation of law.

                   (e) Without in any way limiting the generality of the foregoing provisions of this Section 3.19, (i) since January 1, 1995, all on-site and off-site locations where TV or License Co. has (previously or currently) stored, disposed or arranged for the disposal of Materials of Environmental Concern are specifically identified in Section 3.19(e) of the Disclosure Schedule, (ii) all underground storage tanks, and the capacity and contents of such tanks, located on any property owned, leased, operated or controlled by TV or License Co. are specifically identified in Section 3.19(e) of the Disclosure Schedule, (iii) there is no asbestos contained in or forming part of any building, building component, structure or office space owned, leased, operated or controlled by TV or License Co. the presence of which would not comply with applicable Environmental Laws and (iv) no PCBs or PCB-containing items are used or stored at any property owned, leased, operated or controlled by TV or License Co. the presence of which would not comply with applicable Environmental Laws.

                   (f) Seller has provided to Purchaser a copy of each assessment, report, test, review, study, result of investigations or audit, and analysis that is in the possession of Seller, TV or License Co. regarding environmental matters pertaining to or the environmental condition of TV and License Co. or any Real Property currently or previously owned, leased or used, or the compliance (or noncompliance) by TV or License Co. with any Environmental Laws.

                   (g) Neither TV nor License Co. is subject to any Environmental Laws presently requiring either of them to engage in (i) the performance of site assessment for Materials of Environmental Concern, (ii) the removal or remediation of Materials of Environmental Concern, (iii) the giving of notice to, or receiving the approval of, any Governmental Entity, (iv) the recording or delivery to any other Person of any disclosure document or statement pertaining to environmental matters, (v) the modification or transfer of any permit or governmental authorization, or (vi) the placement of any notice, restriction, acknowledgment or covenant in any land records, by virtue of the Transactions or as a condition to the effectiveness of any of the Transactions.

                   (h) None of Seller, TV or License Co. has entered into or agreed to, nor does any of them contemplate entering into, any consent, decree or order with respect to any Environmental Laws in respect of TV, License Co., their business, the Station or any of the Real Property, and none of them is subject to any court order relating to compliance with, or addressing the presence of Materials of Environmental Concern under, any Environmental Laws in respect of TV, License Co., their business, the Station or any of the Real Property.

                   (i) This Section 3.19 sets forth the sole and exclusive representations and warranties with respect to environmental matters, and all such representations and warranties relate solely to the operations of the Station by Seller, TV and License Co.

          SECTION 3.20 CONTRACTS AND COMMITMENTS.

                   (a) Section 3.20 of the Disclosure Schedule contains a complete list of all contracts, agreements, arrangements, leases, national and local advertising representation agreements, employment agreements and other agreements and commitments of every nature in full force and effect to which TV or License Co. is a party or to which Seller is a party and which relate to the operation of the Station, except:

                  (i) contracts entered into by Seller, TV or License Co. in the ordinary course of business, terminable by Seller, TV or License Co. on 30 days' notice and without material obligations; and

                  (ii) contracts, other than employment contracts, entered into by Seller, TV or License Co. in the ordinary course of business (A) if the primary obligation on Seller, TV or License Co. is one of payment and the amount due thereunder is less than $20,000 per annum and $100,000 over the remaining term thereof, (B) if the primary obligations on Seller, TV or License Co. are the provision of a service or services and the payments due to Seller, TV or License Co. in consideration therefor are less than $20,000 per annum and $100,000 over the remaining term thereof or (C) if the primary obligations on the parties thereto are the provision of a service or services in consideration for the provision of a service or services and the fair market value of the service or services provided and/or received, as the case may be, is less than $20,000 per annum and $100,000 over the remaining term thereof;

(all such contracts, leases, agreements, arrangements and commitments required to be listed on Section 3.20 of the Disclosure Schedule, collectively, the "MATERIAL CONTRACTS").

                   (b) Neither TV nor License Co. has any outstanding contracts, arrangements, agreements or commitments with Seller, Affiliates of Seller, directors, officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by it on notice of not longer than 30 days and without liability, penalty or premium or any contract, agreement, arrangement or commitment providing for the payment of any bonus or commission based on sales or earnings.

                   (c) Neither TV nor License Co. has any employment agreement, or any other agreement that contains any severance or termination pay liabilities or obligations.

                   (d) None of Seller, TV or License Co. is in material default under, or in material violation of, or in default under or violation of in circumstances that would give rise to a termination right in favor or any third-party, nor to the Knowledge of Seller is there any valid basis for any claim of any such a default under or violation of, either (i) any Material Contract or (ii) any other contract, agreement, arrangement, commitment or restriction that (with respect to such other contract, agreement, arrangement, commitment or restriction) would result in, or reasonably be expected to result in, a material liability to TV or License Co. All Material Contracts are in full force and effect and valid, binding and enforceable against Seller, TV or License Co., as applicable, and, to the Knowledge of Seller, the other party thereto, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles.

                   (e) Neither TV nor License Co. is restricted by agreement from carrying on its business in any material respect as presently conducted or any business in the television or broadcasting industry generally anywhere in the world.

                   (f) Neither TV nor License Co. has outstanding any agreement to acquire any debt obligations of others.

                   (g) Neither TV nor License Co. has any outstanding loan to any Person, except with respect to the advance or reimbursement of employee expenses in the ordinary course of business.

                   (h) Neither TV nor License Co. has any power of attorney outstanding or any obligations or liabilities (whether absolute, accrued, contingent or otherwise), as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obli-gation of any Person, corporation, partnership, joint venture, association, organization or other entity.

            SECTION 3.21 ADVERTISERS. Section 3.21 of the Disclosure
Schedule sets forth a list of the top twenty advertisers since January 1, 2000 with whom TV or License Co. does business, as determined by annual advertising revenue.

            SECTION 3.22 INSURANCE. Section 3.22 of the Disclosure
Schedule sets forth a true and complete list of all insurance policies, other insurance arrangements and other contracts or arrangements for the transfer or sharing of insurance risks by Seller, TV or License Co. in force on the date hereof with respect to the business or assets of TV or License Co., together with a statement of the aggregate amount of claims paid out since January 1, 2000, and claims pending, under each such insurance policy or other arrangement through the date hereof. All such policies are in full force and effect, all premiums due thereon have been paid by or on behalf of Seller, TV and License Co., and Seller, TV, License Co. and all other Affiliates thereof are otherwise in compliance in all material respects with the terms and provisions of such policies. Furthermore, (a) none of Seller, TV, or License Co. has received any written notice of cancellation or non-renewal of any such policy or arrangement nor is the termination of any such policies or arrangements threatened, and (b) there is no claim pending under any of such policies or arrangements as to which coverage has been questioned, denied or disputed by the underwriters of such policies or arrangements.

            SECTION 3.23 LITIGATION. Except for administrative rulemaking, legislation or other proceedings of applicability to the broadcasting industry generally, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the Knowledge of Seller, threatened against or involving Seller, TV or License Co., or which questions or challenges the validity of this Agreement or any action taken or to be taken by Seller, TV or License Co. pursuant to this Agreement or in connection with the Transactions. Neither TV nor License Co. is subject to any judgment, order or decree which may have an adverse effect on its business practices or on its ability to acquire any property or conduct its business in any area.

       SECTION 3.24 COMPLIANCE WITH LAWS. Except as would not, individually or in the aggregate, have or reasonably be expected to have a material impact on the business of TV and License Co., taken as a whole, Seller, TV and License Co. have complied in a timely manner and in all respects with all laws, rules and regulations, ordinances, judgments, decrees, orders, writs and injunctions of all United States federal, state, local, foreign governments and agencies thereof that affect the business, properties or assets of TV or License Co., or the Seller TV Assets, and no notice, charge, claim, action or assertion has been received by Seller, TV or License Co. or has been filed, commenced or, to the Knowledge of Seller, threatened against Seller, TV or License Co. alleging any such violation of any of the foregoing.

                   SECTION 3.25 EMPLOYEE BENEFIT PLANS.

                   (a) Section 3.25 of the Disclosure Schedule contains a true and complete list of all Plans. Other than as may be required by law, none of Seller, TV, License Co. nor any ERISA Affiliate has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or modify or change any existing Plan that would affect any director, consultant or employee or former director, consultant or employee of TV or License Co. which could cause any liability to Purchaser, TV or License Co. Section 3.25 of the Disclosure Schedule identifies each Plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code (each such Plan, a "TITLE IV PLAN"). Section 3.25 of the Disclosure Schedule specifically identifies each Plan maintained solely by TV (each, a "TV PLAN").

                   (b) Seller has heretofore delivered or made available to Purchaser a true and complete copy of each Plan and any amendments thereto (or if a Plan is not a written Plan, a description thereof), each agreement creating or modifying any related trust or other funding vehicle, the most recent reports or summaries required under ERISA or the Code and the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under Section 401 of the Code.

                   (c) No liability under Title IV or Section 302 of ERISA has been incurred by Seller, TV, License Co. or any ERISA Affiliate that could cause any liability to Purchaser, TV or License Co. following the Closing, and no condition exists that presents a material risk to Purchaser, TV or License Co. of incurring any such liability, other than liability for premiums due the PBGC (all of which premiums have been paid when due).

                   (d) The PBGC has not instituted proceedings to terminate any Title IV Plan and no condition exists that presents a material risk that such proceedings will be instituted.

                   (e) With respect to each Title IV Plan, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits.

                   (f) No Title IV Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each Title IV Plan ended prior to the Closing Date. All contributions required to be made with respect to any Plan have been timely made or reflected on the Financial Statements.

                   (g) No Title IV Plan is a "multi-employer pension plan" as defined in Section 3(37) of ERISA, nor is any Title IV Plan a plan described in Section 4063(a) of ERISA. Neither TV and License Co. nor any ERISA Affiliate has made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203 and 4205 of ERISA (or any liability resulting therefrom has been satisfied in full) pursuant to which TV or License Co. could have liability at or following the Closing.

                   (h) To the extent Purchaser or TV could have liability following the Closing, none of Seller, TV, License Co., any Plan, any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which TV, License Co., any Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to
Section 4975 or 4976 of the Code.

                   (i) Each Plan intended to be "qualified" within the meaning of Section 401(a) of the Code (each, an "EMPLOYEE BENEFIT PLAN") is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code.

                   (j) No Plan that is sponsored by TV or License Co. provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of TV or License Co. for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee, director or consultant (or his beneficiary).

                   (k) No amounts payable under the Plans (excluding any amounts which may be payable pursuant to any plans or agreement entered into on or following the Closing) to Continuing Employees will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

                   (l) The consummation of the Transactions will not, either alone or in combination with another event, (i) entitle any current or former employee, director or consultant of TV or License Co. to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement or as otherwise may be required by law, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, director or consultant.

                   (m) Except for routine claims for benefits, there are no pending, and to the Knowledge of Seller, threatened claims by or on behalf of any Plan, by any TV or License Co. employee or beneficiary covered under any such Plan, or otherwise involving any such Plan.

                   (n) No amounts paid by TV or License Co. to any Employee Benefit Plan would fail to be deductible under Sections 404 or 404A of the Code by TV or License Co.

                   SECTION 3.26 TAX MATTERS.

                   (a) Seller, TV and License Co. have duly filed all income Tax Returns that are required to be filed and have duly paid or caused to be duly paid in full (or there has been paid on their behalf) or in respect of income Taxes not yet due and payable, have made provisions in accordance with GAAP (or provisions have been made on their behalf) for the payment of all income Taxes for all periods or portions thereof ending through the date hereof. TV and License Co. have duly filed all other Tax Returns required to be filed and have duly paid or caused to be duly paid in full (or there has been paid on their behalf) or in respect of Taxes not yet due and payable, have made provisions in accordance with GAAP (or provisions have been made on their behalf) for the payment of all such other Taxes of TV and License Co. for all periods or portions thereof ending through the date hereof. All such Tax Returns are correct and complete in all material respects and accurately reflect all liability for Taxes for the periods covered thereby.

                   (b) There are no material liens for Taxes upon any property or assets of TV or License Co., except for liens for Taxes not yet due or Taxes being contested in good faith.

                   (c) To the extent relating to Tax Liabilities of TV or License Co., none of Seller, TV or License Co. has made any change in accounting methods or any adjustment pursuant to Section 481(a) of the Code, received a ruling from any taxing authority or signed an agreement with respect thereto or signed any closing agreement with respect to all Tax years from and including 1996.

                   (d) Seller, TV and License Co. have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and have, within the time and the manner prescribed by law, withheld and paid over to the proper taxing authorities all material amounts required to be so withheld and paid over under applicable laws.

                   (e) All material Tax deficiencies that have been claimed, proposed or asserted against, or with respect to, TV or License Co. have been fully paid or finally settled, and, to the Knowledge of Seller, no issue has been raised in any examination, audit, investigation, administrative proceeding or court proceeding by any taxing authority that, by application of similar principles, could reasonably be expected to result in the proposal or assertion of a Tax deficiency for another year not so examined.

                   (f) There are no outstanding written requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against, or with respect to, TV or License Co.

                   (g) Except as set forth in Section 3.26(g) of the Disclosure Schedule, no power of attorney has been granted by or with respect to TV or License Co. with respect to any matter relating to Taxes for all Tax years from and including 1996.

                   (h) Seller, as the common parent of an affiliated group of corporations (as defined in Section 1504 of the Code) consisting of TV, License Co. and other Subsidiaries, has filed since February 5, 1990 or earlier a consolidated return for United States federal income Tax purposes on behalf of itself and all its Subsidiaries that are "includable corporations" (within the meaning of Section 1504(b) of the Code).

                   (i) Neither TV nor License Co. is a party to, is bound by or has any obligation under any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement (other than agreements, contracts or arrangements entered into in the ordinary course of business), and neither TV nor License Co. has any potential liability or obligation to any Person that is material as a result of, or pursuant to, any such agreement, contract or arrangement.

                   (j) Seller is not a "foreign person" as defined in Section 1445(f)(3) of the Code.

                   (k) Other than any Tax Returns that have not yet been required to be filed, Seller has made available to Purchaser true, correct and complete copies of the United States federal income Tax Return and any state, local or foreign Tax Return of TV and License Co. for each of the taxable years ended on December 31, 1998, December 31, 1999 and December 31, 2000.

                   (l) California is the only foreign, state or local jurisdiction in which Seller (with respect to TV or License Co.), TV and/or License Co. is or has been subject to income Tax during the taxable year ended December 31, 2000.

                   (m) Except as set forth in Section 3.26(m) of the Disclosure Schedule, there are no (i) letter rulings, technical advice memoranda and similar documents issued by a Governmental Entity relating to the United States federal, state, local or foreign Taxes due from or with respect to TV or License Co.; (ii) closing agreements entered into by Seller (with respect to TV or License Co.), TV or License Co. with any taxing authority in each case existing on the date hereof or (iii) material audit reports.

                   (n) Since the date of the Financial Statements, neither TV nor License Co. has incurred any liability for Taxes, except with respect to operations in the ordinary course of business after the Balance Sheet Date.

                   (o) None of Seller, TV or License Co. has received written notice of any material claim made by an authority in a jurisdiction where none of such parties files Tax Returns, that TV or License Co. is or may be subject to taxation by that jurisdiction.

                   (p) The consolidated federal income Tax Returns of Seller that include TV and License Co. as members have never been examined by the Internal Revenue Service. The applicable statutes of limitation for the assessment of federal income Taxes have expired for all periods through and including 1997. None of Seller, TV or License Co. has waived any statute of limitations in any jurisdiction in respect of Taxes or Tax Returns of TV or License Co. or agreed to any extension of time with respect to a Tax assessment or deficiency related thereto.

                   (q) Except as set forth on Section 3.26(q) of the Disclosure Schedule, no federal, state, local or foreign audits, examinations or other administrative proceedings have been commenced or, to the Knowledge of Seller, are pending with regard to any Taxes or Tax Returns of Seller (with respect to TV or License Co.), TV or License Co. No written notification has been received by Seller, TV or License Co. that such an audit, examination or other proceeding is pending or threatened with respect to any Taxes due from or with respect to or attributable to Seller (with respect to TV or License Co.), TV or License Co. or any Tax Return filed by or with respect to Seller (with respect to TV or License Co.), TV or License Co. To the Knowledge of Seller, there is no dispute or claim concerning any Tax liability of Seller (with respect to TV or License Co.), TV or License Co. either claimed or raised by any taxing authority in writing.

                   (r) None of Seller, TV or License Co. has filed a consent pursuant to Section 341(f) of the Code (or any predecessor provision) concerning collapsible corporations, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as such term is defined in Section 341(f)(4) of the Code) owned by TV or License Co.

                   (s) Seller has owned all of the outstanding stock of TV, or all of the outstanding stock of its predecessor-in-interest, KNTV, Inc., a Virginia corporation, and License Co. for all periods since February 5, 1990.

                   SECTION 3.27 INTELLECTUAL PROPERTY.

                   (a) Section 3.27(a) of the Disclosure Schedule sets forth a true and complete list of all patents and patent applications, Trademark registrations and applications, Computer Software, Copyright registrations and applications, material unregistered Trademarks, Copyrights, Call Letters and Internet domain names owned by TV, License Co. or by Seller or its Affiliates and used with respect to the Station.

                   (b) Section 3.27(b) of the Disclosure Schedule sets forth a true and complete list of all agreements to which TV or License Co., or Seller or its Affiliates with respect to the Station, is a party or otherwise bound (i) granting or obtaining any right to use or practice any Intellectual Property, including agreements (other than license agreements for readily available commercial Computer Software with an acquisition price of less than five thousand dollars ($5,000.00)); or (ii) restricting TV or License Co.'s rights to use any material Intellectual Property.

                   (c) Except as set forth on Section 3.27(c) of the Disclosure Schedule, TV or License Co. are the sole and exclusive owners or valid licensees of all material TV Intellectual Property, free and clear of all Encumbrances other than Permitted Encumbrances.

                   (d) Except as set forth on Section 3.27(d) of the Disclosure Schedule, all patents, registrations and applications for Intellectual Property that are owned by TV, License Co. or by Seller and its Affiliates and included in the TV Intellectual Property (i) are valid, subsisting, in proper form and enforceable, and have been duly maintained, including the submission of all necessary filings and fees in accordance with the legal and administrative requirements of the appropriate jurisdictions and (ii) have not lapsed, expired or been abandoned, and no patent, registration or application therefor is the subject of any opposition, interference, cancellation proceeding or other legal or governmental proceeding before any Governmental Entity in any jurisdiction.

                   (e) Each of TV and License Co. owns or has the valid right to use all of the material TV Intellectual Property. To the Knowledge of Seller, there are no conflicts with or infringements, misappropriations, dilutions or other violations or unauthorized uses or disclosures, either directly or indirectly, of any material TV Intellectual Property by any third party. To the Knowledge of Seller, the conduct of the businesses of TV and License Co. as currently conducted does not conflict with, or infringe, misappropriate, dilute, or otherwise violate or constitute the unauthorized use or disclosure of, either directly or indirectly, any proprietary right of any third party, and is not obscene, libelous, slanderous, defamatory or violative in any way of any publicity, privacy or other personal rights. There is no claim, suit, action or proceeding pending or, to the Knowledge of Seller, threatened against TV or License Co. (i) alleging any such conflict with, infringement, misappropriation, dilution or other violation or unauthorized use or disclosure, either directly or indirectly, of any third party's proprietary rights, or alleging that the conduct of the business of TV and License Co. is obscene, libelous, slanderous, defamatory or violative in any way of any publicity, privacy or other personal rights or (ii) challenging the ownership, use, validity or enforceability of the TV Intellectual Property.

                   (f) The Computer Software used by TV or License Co. in the conduct of their businesses was either (i) developed by employees of TV or License Co. within the scope of their employment, (ii) developed on behalf of TV or License Co. by a third party, and all ownership rights therein have been assigned or otherwise transferred to or vested in

TV or License Co., as the case may be, pursuant to written agreements or
(iii) licensed or acquired from a third party pursuant to a written license, assignment, or other contract that is in full force and effect and of which neither TV nor License Co. is in material breach.

                   (g) None of Seller, TV or License Co. has entered into any consent, indemnification, forbearance to sue, settlement agreement or cross-licensing arrangement with any Person relating to TV Intellectual Property, except as contained in any license agreements listed in Section 3.27(g) of the Disclosure Schedule or in license agreements for readily available commercial Computer Software with an acquisition price of less than five thousand dollars ($5,000.00).

                   (h) None of Seller, TV nor License Co. is, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in material breach of any license, sublicense or other agreement relating to TV Intellectual Property, except license agreements for readily available commercial Computer Software with an acquisition price of less than five thousand dollars ($5,000.00).

                   (i) The consummation of the transactions contemplated hereby will not result in the loss, dilution or impairment of TV or License Co.'s right to own or use any of the TV Intellectual Property.

                   SECTION 3.28 LABOR MATTERS.

                   (a) There is no labor strike, dispute, corporate campaign, slowdown, stoppage or lockout actually pending, or to the Knowledge of Seller, threatened against or affecting TV or License Co. and during the past five years there has not been any such action.

                   (b) Neither TV nor License Co. is a party to or bound by any collective bargaining or similar agreement with any labor organization or work rules or practices agreed to with any labor organization or employee association applicable to employees of TV or License Co.

                   (c) No labor union has been certified by the National Labor Relations Board as bargaining agent for any of the employees of TV or License Co.; no written notice has been received from any labor union stating that it has been designated as the bargaining agent for any of said employees; and, to the Knowledge of Seller, no petition has been filed by any labor union requesting an election to determine whether or not it is the exclusive bargaining agent for any of said employees.

                   (d) None of the employees of TV or License Co. is represented by any labor organization and, to the Knowledge of Seller, there have been no union organizing activities among the employees of TV or License Co. within the past five years.

                   (e) None of Seller, TV nor License Co. has experienced any work stoppage, strikes, picketing, or other labor disputes that resulted in the interference of TV's or License Co.'s operations or other labor difficulty with respect to the businesses of TV or License Co. during the past five years.

                   (f) A true and complete copy of each written personnel policy, rule and procedure applicable to employees of TV or License Co. has been made available to Purchaser.

                   (g) Each of TV and License Co. is in compliance, in all material respects, with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and is not and has not within the past five years engaged in any unfair labor practices, as defined in the National Labor Relations Act or other applicable laws.

                   (h) There is no unfair labor practice charge or complaint against TV or License Co. pending or, to the Knowledge of Seller, threatened before the National Labor Relations Board or any similar state or foreign agency.

                   (i) To the Knowledge of Seller, no charge with respect to or relating to TV or License Co. is pending before the Equal Employment Opportunity Commission, California Department of Fair Employment & Housing, or any other agency responsible for the prevention of unlawful employment practices.

                   (j) None of Seller, TV or License Co. has received written, or to the Knowledge of Seller, oral notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation or audit with respect to or relating to TV or License Co., and to the Knowledge of Seller no such investigation or audit is in progress.

                   (k) To the Knowledge of Seller, there are no complaints, lawsuits or other proceedings pending or threatened in any forum by or on behalf of any present or former employee of TV or License Co., any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any laws, regulations or ordinances governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

                   (l) None of TV's or License Co.'s employees has suffered an "employment loss" (as defined in the WARN Act) during the six-month period prior to the date hereof and within the past six years (i) none of Seller, TV or License Co. has effectuated a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of TV or License Co., (ii) there has not occurred a "mass layoff" (as defined in the WARN Act) affecting any

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site of employment or facility of TV or License Co., and (iii) neither TV nor
License Co. has been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign Law or regulation.

                   SECTION 3.29 PERSONNEL. Section 3.29 of the Disclosure Schedule sets forth a true and complete list of (i) all individuals employed on the date hereof by TV and License Co., including names, date of hire (and date of commencement of service for benefit purposes, if different from date of hire), current rate of compensation, employment status (i.e., active, disabled, on leave and reason therefor), whether full-time or part-time, and current accrued and unused vacation and sick leave (and Seller's accrual policies for sick leave and vacation), (ii) all group insurance programs in effect for employees of each of TV and License Co., (iii) all individuals employed on the date hereof by TV and License Co. that are not actively employed or on disability leave and the date on which each such individual became inactive or disabled, as the case may be, and the date on which each such individual is estimated to return to active employment status and (iv) with respect to those employees of TV or License Co. who have employment agreements with TV or License Co., the names of the parties thereto. Neither TV nor License Co. is in default in any material respect with respect to any of its obligations referred to in the preceding sentence. To the Knowledge of Seller, no officer, key employee or group of employees has any plans to terminate employment with TV or License Co. as a result of the Transactions or otherwise.

                   SECTION 3.30 POTENTIAL CONFLICT OF INTEREST. Except as set forth on Section 3.30 of the Disclosure Schedule, Seller does not (a) own or hold, directly or indirectly, in whole or in part, any TV Intellectual Property, (b) have any claim, charge, action or cause of action against TV or License Co., (c) owe any money to TV or License Co. or (d) have any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of TV or License Co., other than the Excluded Assets and the Seller TV Assets to be transferred to TV pursuant to Section
2.4 hereof.

                   SECTION 3.31 BROKERS OR FINDERS. Neither Seller nor any of its Affiliates has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or Person to any brokers' or finder's fee or any other commission or similar fee in connection with any of the Transactions except for Goldman, Sachs & Co., the fees and expenses of which shall be paid by Seller.

                   SECTION 3.32 SOLVENCY.

                   (a) As of the date hereof, both immediately before and after, and after giving effect to, consummation of the Transactions, (i) the fair value of Seller's assets exceeds, and will exceed, its liabilities (including subordinated, unmatured, unliquidated, and contingent liabilities), (ii) Seller is, and will be, able to pay its debts and other liabilities (including subordinated, unmatured, unliquidated, and contingent liabilities), as they mature, (iii) Seller does not have, and will not have, unreasonably small capital for the business in which it is engaged and (iv) the present fair saleable value of the Seller's assets exceeds, and will exceed, its probable liability on its existing debts as they become absolute and matured, in each case, measured on a consolidated basis.

                   (b) Seller has received a letter (the "SOLVENCY OPINION"), dated as of December 14, 2001, from Valuation Research addressed to Seller, and for the benefit of Purchaser, as to the solvency of Seller and its Subsidiaries on a consolidated basis, as of the date of such letter and after and giving effect to the Transactions, and attached hereto as Exhibit 3.32, and Seller is not aware of any fact or circumstance that would alter or affect any of the matters contained in such letter.

                   SECTION 3.33 CABLE AND SATELLITE MATTERS. (a) Section 3.33 of the Disclosure Schedule sets forth:

                   (i) a list of all multichannel video programming distributors in the United States, including, but not limited to, cable systems, SMATV, open video systems, MMDS, MDS, and DBS systems (hereinafter "MVPDS"), which carry the Station's signal, other than those which have fewer than 5,000 subscribers, and the channel on which the Station's signal is carried;

                  (ii) a list of all Market MVPDs to which TV or License Co. has provided a must-carry notice or retransmission consent notice in accordance with the provisions of the Communications Act and the applicable FCC regulations for the three-year period ending December 31, 2002 for cable systems, and the four-year period ending December 31, 2005 for DBS systems, and a list of all Market MVPDs to which TV or License Co. has not provided any such must-carry or retransmission consent notice;

                  (iii) a list of all retransmission consent and/or copyright indemnification agreements entered into by Seller, TV or License Co. with any Market MVPD with respect to the Station for the three-year period ending December 31, 2002 for cable systems, and the four-year period ending December 31, 2005 for DBS systems and expiration date for each such agreement; and

                  (iv) a list of all retransmission consent and/or copyright indemnification agreements entered into by Seller, TV or License Co. with any MVPD other than a Market MVPD with respect to the Station as of the date of this Agreement and expiration date for each such agreement.

                   (b) The Station has made a retransmission consent election with respect to all applicable Market MVPDs, except as specifically set forth on
Section 3.33 of the Disclosure Schedule.

                   (c) Seller has delivered to Purchaser true and complete copies of all material notices, agreements, correspondence and other items described in clauses (a)(iii) and (iv) of this Section 3.33. Except as set forth on Section 3.33 of the Disclosure Schedule, consummation of the Transactions will not require consent of any Person with respect to carriage pursuant to a retransmission consent agreement on any Market MVPD or other MVPD set forth on
Section 3.33 of the Disclosure Schedule.

                   SECTION 3.34 DIGITAL TELEVISION. TV has been assigned a channel (Channel 12) by the FCC for the provision of digital television ("DTV") service and TV is in compliance in all material respects with the DTV buildout and operational requirements as set forth in Section 73.624 of the FCC Rules (47 C.F.R. 73.624).

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                  OF PURCHASER

                  Purchaser represents and warrant to Seller that:

                   SECTION 4.1 ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be in good standing would not have, individually or in the aggregate, a material adverse effect on Purchaser's ability to perform its obligations hereunder.

                   SECTION 4.2 AUTHORIZATION; VALIDITY OF AGREEMENT. Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by Purchaser of this Agreement and the consummation of the Transactions have been duly authorized by Purchaser, and no other corporate action on the part of Purchaser is necessary to authorize the execution and delivery by Purchaser of this Agreement or the consummation of the Transactions. No vote of, or consent by, the holders of any class or series of stock or Voting Debt issued by Purchaser is necessary to authorize the execution and delivery by Purchaser of this Agreement or the consummation by it of the Transactions. This Agreement has been duly executed and delivered by Purchaser, and, assuming due and valid authorization, execution and delivery hereof by Seller, TV and License Co., is a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms except (i) as limited by applicable bankruptcy,

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insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and (ii) that the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

                   SECTION 4.3 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for the FCC Order and the filings, permits, authorizations, consents and approvals as may be required under the HSR Act, none of the execution, delivery or performance of this Agreement by Purchaser, the consummation by Purchaser of the Transactions or compliance by Purchaser with any of the provisions hereof will
(i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of Purchaser, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Purchaser or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, or (iv) violate the Communications Act or any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser, any of its Subsidiaries or any of their properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such filings, permits, authorizations, consents, approvals, violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on Purchaser's ability to perform its obligations hereunder or which arise from the regulatory status of Seller, TV or License Co.

                   SECTION 4.4 BROKERS OR FINDERS. Neither Purchaser nor any of its Subsidiaries has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or Person to any broker's or finder's fee or any other commission or similar fee in connection with any of the Transactions.

                   SECTION 4.5 LITIGATION. Except for administrative rulemaking or other proceedings of general applicability to the broadcast industry, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to Purchaser's knowledge, threatened against or involving it or any of its Subsidiaries that would prevent the consummation by Purchaser of the Transactions in accordance with the terms of this Agreement or (except as previously disclosed to Seller) materially delay consummation of the Transactions.

                   SECTION 4.6 FCC QUALIFICATIONS. Purchaser is, for purposes of obtaining the FCC Order, legally, technically, financially and otherwise qualified under the Communications Act to acquire control of TV and License Co., and Purchaser is not aware of any fact or circumstance related to it that is reasonably likely to cause the FCC to designate the application for the FCC Order for hearing, or to prevent issuance of the FCC Order. No waiver of any FCC rule or policy is necessary to be obtained for the grant of the FCC Order, nor will processing pursuant to any exception to any rule of general applicability be requested or required in connection with the consummation of the Transactions.

                                   ARTICLE V

                                   COVENANTS

              SECTION 5.1 INTERIM OPERATIONS OF TV AND LICENSE CO. Seller,
TV and License Co. agree that, after the date hereof and prior to the Closing Date, except (i) as expressly provided in this Agreement, the Affiliation Agreement or the Transition Services Agreement, (ii) as set forth in Section 5.1 of the Disclosure Schedule, or (iii) as may be agreed in writing by Purchaser:

                   (a) the business of TV and License Co. shall be conducted in the same manner as heretofore conducted and only in the ordinary course, and each of Seller, TV and License Co. shall use its commercially reasonable efforts to preserve the business organization of TV and License Co. intact, keep available the services of the current officers and employees of TV and License Co. and maintain the existing relations with franchisees, customers, suppliers, creditors, advertisers, business partners and others having business dealings with Seller (with respect to the Station), TV or License Co., to the end that the goodwill and ongoing business of TV and License Co. shall be unimpaired at the Closing Date. None of Seller (with respect to the Station), TV or License Co. shall institute any new methods of purchase, sale, lease, management, accounting or operation or engage in any transaction or activity other than changes in the ordinary course of business and consistent with past practice;

                   (b) none of Seller, TV nor License Co. shall cause, by any act or failure to act, any of the TV Licenses to expire or to be revoked, suspended or modified in any materially adverse respect, or take any action that could reasonably be expected to cause the FCC to institute proceedings for the suspension, revocation or materially adverse modification of any of the FCC Licenses. Seller, TV and License Co. shall file all reports, notifications and filings with and pay all regulatory fees to, the FCC necessary to maintain the FCC Licenses in full force and effect and shall promptly respond to any investigations, inquiries, notices of apparent liability or other proceedings instituted by the FCC with respect to any of the FCC Licenses and shall promptly make available to Purchaser copies of any such FCC actions and Seller's, TV's or License Co.'s response thereto;

                   (c) neither TV nor License Co. shall: (i) amend its certificate of incorporation or by-laws or similar organizational documents,
(ii) issue, sell, transfer, pledge, dispose of or encumber any shares of any class or series of its capital stock or Voting Debt, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of its capital stock or any Voting Debt, (iii) split, combine or reclassify any shares of its capital stock; or (iv) redeem, purchase or otherwise acquire directly or indirectly any shares of its capital stock, or any instrument or security which consists of or includes a right to acquire such shares;

                   (d) neither TV nor License Co. shall organize any Subsidiary or acquire any capital stock or other equity securities, or equity or ownership interest in the business, of any other Person;

                   (e) none of Seller, TV or License Co. shall modify, amend or terminate any of the Material Contracts or waive, release or assign any material rights or claims, except in the ordinary course of business and consistent with past practice;

                   (f) neither TV nor License Co. shall: (i) incur or assume any long-term Indebtedness, or except in the ordinary course of business, incur or assume short-term Indebtedness exceeding $50,000 in the aggregate from the date hereof until the Closing; (ii) pay, repay, discharge, purchase, repurchase or satisfy any Indebtedness issued or guaranteed by Seller, TV or License Co., except as required by the terms thereof; (iii) modify the terms of any Indebtedness or other liability; (iv) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except as described in the Disclosure Schedule; (v) make any loans, advances or capital contributions to, or investments in, any other Person except with respect to the advance or reimbursement of employee expenses in the ordinary course of business; (vi) enter into any commitment or transaction (including any capital expenditure or purchase, sale or lease of assets or real estate) that is material to the Station in amount or duration; (vii) waive any claims or rights of material value, or (viii) dispose of or permit to lapse any rights to any material TV Intellectual Property; except, with respect to each of clauses (i) through
(viii) above, with respect to Seller's current senior credit facility (that is guaranteed by TV and/or License Co.) or any refinancing thereof and as required to comply with the terms of the agreements governing Seller's senior credit facility and senior subordinated notes;

                   (g) other than with respect to assets that need to be replaced in the ordinary course of business, none of Seller (with respect to Seller TV Assets), TV or License Co. shall transfer, sell, dispose of, lease, license, mortgage, pledge or encumber (except for Permitted Encumbrances) any material Seller TV Assets or material assets of TV or License Co. or dispose of or permit to lapse any rights to any material TV Intellectual Property, or otherwise permit or allow any of the property or assets (real, personal or mixed, tangible or intangible) of TV or License Co., or the Seller TV Assets, to be subjected to any Encumbrance, other than Permitted Encumbrances;

                   (h) none of Seller, TV or License Co. shall (i) make any change in the compensation payable or to become payable to any of TV's, License Co.'s or the Station's officers, directors, employees, agents or consultants (other than normal recurring increases in the ordinary course of business of wages payable to employees who are not officers or directors or Affiliates of TV or License Co. or as required pursuant to the terms of existing agreements) or to Persons providing management services, (ii) enter into any employment, severance, consulting, termination or other agreement (other than employment or similar agreements with a term no longer than one year and total compensation (including salary, benefits, severance and other forms of compensation) less than $100,000) with, or employee benefit plan for, or make any loan or advance to (except with respect to the advance or reimbursement of employee expenses in the ordinary course of business), any of its officers, directors, employees, agents or consultants, (iii) amend any employment, severance, consulting, termination or other agreement (other than immaterial amendments in employment or similar agreements with a term no longer than one year and total compensation (including salary, benefits, severance and other forms of compensation) less than $100,000) with, or employee benefit plan for, any of its officers, directors, employees, agents or consultants, (iv) renew any existing employment or similar agreement for a term longer than one year unless unconditionally obligated to do so, or (v) make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to an employee benefit plan or otherwise, except as may be required by law;

                   (i) neither TV nor License Co. shall (i) pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any officer, director, employee or Affiliate or pay or agree to pay or make any accrual or arrangement for payment to any officer, director, employee or Affiliate of any amount relating to unused vacation days, except to the extent TV or License Co. is unconditionally obligated to do so, (ii) adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any director, officer, employee, agent or consultant, whether past or present, except (x) to the extent TV or License Co. is unconditionally obligated to do so on the date hereof or otherwise becomes unconditionally obligated to do so pursuant to agreements or arrangements entered into after the date hereof in accordance with Section 5.1(h) or (y) for normal recurring increases in the ordinary course of business of wages payable to employees who are not officers or directors or Affiliates of TV or License Co. or as required pursuant to the terms of existing agreements, or (iii) amend in any material respect any such existing plan, agreement or arrangement in a manner inconsistent with the foregoing; provided, however, that nothing in this Section 5.1(i) shall limit Seller's ability to take actions with respect to Seller's employee benefit plans to the extent such actions relate generally to the employees of Seller and its Subsidiaries;

                   (j) none of Seller, TV or License Co. shall permit any insurance policy naming TV or License Co. as a beneficiary or a loss payable payee to be cancelled or terminated without notice to Purchaser, except policies providing coverage for losses which are replaced without diminution of or gaps in coverage;

                   (k) none of Seller (with respect to the Station), TV or License Co. shall enter into any contract or transaction relating to the purchase of assets other than in the ordinary course of business and consistent with past practice;

                   (l) none of Seller (with respect to the Station), TV or License Co. shall (i) enter into any production or co-production agreements or agreements for the acquisition or licensing of programming (including third party produced news and information content) other than production or co-production agreements or programming licenses that (x) involve terms of less than one year and (y) involve aggregate payments due under all such agreements and licenses which are not in excess of $1,000,000 over the term thereof or (ii) enter into any barter agreements or arrangements (including those with respect to the sale of advertising in exchange for goods and services) other than such barter agreements or arrangements that (x) involve terms of less than one year, and (y) involve aggregate payments due under all such agreements and arrangements which are not in excess of $300,000 over the term thereof;

                   (m) none of Seller (with respect to Station), TV or License Co. shall enter into any local marketing, joint marketing or similar agreements or any television station, cable, satellite or other affiliation agreements or any satellite or cable carriage agreements that require a payment for carriage, or, except in the ordinary course of business consistent with past practice, modify or amend any such existing agreements;

                   (n) except in the ordinary course of business consistent with past practice, none of Seller (with respect to Station), TV or License Co. shall enter into any infomercial or similar paid programming agreements or any agreements granting any person the right to program any block of time, in each case, unless terminable without penalty at TV's discretion upon not more than 30 days' notice;

                   (o) neither TV nor License Co. shall pay, repurchase, discharge or satisfy any of its claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the Financial Statements or incurred since the Balance Sheet date in the ordinary course of business;

                   (p) none of Seller, TV or License Co. shall adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of TV or License Co.;

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                   (q) none of TV, License Co. or Seller on behalf of TV or
License Co. shall (i) change any of the accounting methods used by it unless required by GAAP, (ii) make any election relating to Taxes, change any election relating to Taxes already made, adopt any accounting method relating to Taxes, change any accounting method relating to Taxes unless required by GAAP, enter into any closing agreement relating to Taxes, settle any material claim or assessment relating to Taxes or consent to any material claim or assessment relating to Taxes or any waiver of the statute of limitations for any such claim or assessment; or (iii) change any assumptions underlying or methods of calculating any bad debt, contingency or other reserves;

                   (r) neither TV nor License Co. shall pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any Affiliate or Associate of any of its officers or directors, (other than Seller and its Subsidiaries in accordance with Section 5.1(f) hereof) other than the payment of salary and benefits otherwise permitted by this Section 5.1, and the advance or reimbursement of employee expenses in the ordinary course of business.

                   (s) none of Seller, TV or License Co. shall (i) take, or agree to or commit to take, any action that would materially impair the ability of Seller, TV, License Co. or Purchaser to consummate the Transactions in accordance with the terms hereof or materially delay such consummation, (ii) take, or agree to or commit to take, any action that would or would reasonably be likely to result in any of the conditions to the Closing set forth in Article VI not being satisfied in any respect at, or as of any time prior to, the Closing Date or (iii) take, or agree to or commit to take, any action knowing that such action would or would reasonably be likely to make any representation or warranty of Seller contained herein inaccurate in any respect at, or as of any time prior to, the Closing Date; and

                   (t) none of Seller, TV or License Co. shall enter into any agreement, contract, commitment or arrangement to do any of the foregoing, or authorize, recommend, propose or announce an intention to do, any of the foregoing.

                   SECTION 5.2 ACCESS; CONFIDENTIALITY. (a) Between the date of this Agreement and the Closing, Seller, TV and License Co. shall (i) afford Purchaser and its authorized representatives reasonable access to all books, records, offices and other facilities of TV and License Co., (ii) permit Purchaser to make such inspections and to make copies of such books and records as it may reasonably require and (iii) furnish Purchaser with such financial and operating data and other information as Purchaser may from time to time reasonably request. Purchaser and its authorized representatives shall conduct all such inspections at Purchaser's expense, during regular business hours, and in a manner that will minimize disruptions to the business and operations of TV and License Co.

                   (b) Except as set forth below, the provisions of the Confidentiality Agreement shall remain binding and in full force and effect in accordance with its terms, except that the Confidentiality Agreement shall not apply to any documents prepared in connection with or proceeding before or filed with, or other disclosure made to, a court, arbitration tribunal or mediation service in order to enforce Purchaser's rights arising in connection with the termination of this Agreement pursuant to Section 7.1. The information contained herein, in the Disclosure Schedule or delivered to Purchaser or its authorized representatives pursuant hereto shall be subject to the Confidentiality Agreement as Evaluation Material (as defined and subject to the exceptions contained therein) and, for that purpose and to that extent, the terms of the Confidentiality Agreement are incorporated herein by reference. All obligations of Purchaser under the Confidentiality Agreement relating to TV and License Co. shall terminate simultaneously with the Closing. Except as otherwise provided herein, Seller, TV and License Co. shall, and shall instruct their consultants, advisors and representatives to, treat after the date hereof as strictly confidential (unless compelled to disclose by judicial or administrative process or, in the opinion of legal counsel, by other requirements of law) all nonpublic, confidential or proprietary information concerning TV and License Co., and Seller, TV and License Co. shall not use, and shall instruct their consultants, advisors and representatives not to use, such information to the detriment of TV or License Co.; provided that, with respect to TV and License Co., such obligation shall terminate at Closing.

                   SECTION 5.3 EFFORTS AND ACTIONS TO CAUSE CLOSING TO OCCUR.
(a) Prior to the Closing, upon the terms and subject to the conditions of this Agreement, Purchaser, Seller, TV and License Co. shall use their respective commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done and cooperate with each other in order to do, all things necessary, proper or advisable (subject to any applicable laws) to consummate the Closing and the other Transactions as promptly as practicable, including the preparation and filing of all forms, registrations and notices required to be filed to consummate the Closing and the other Transactions and the taking of such actions as are necessary to obtain any requisite approvals, authorizations, consents, orders, licenses, permits, qualifications, exemptions or waivers from or by any third party or Governmental Entity. Without limiting the generality of the foregoing, prior to the Closing, Seller, TV and License Co. shall use their commercially reasonable efforts to obtain a release of TV and License Co. from any and all claims, liabilities, damages, costs and expenses now existing or hereafter arising out of or in connection with the Loan Documents.

                   (b) Prior to the Closing, each party shall promptly consult with the other parties hereto with respect to, provide any necessary information with respect to, and provide the other parties (or their respective counsel) with copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the Transactions (excluding public filings with the Securities and Exchange Commission). Each party hereto shall promptly provide the other parties (or their respective counsel) with copies of any written communication received by such party from any Governmental Entity regarding any of the Transactions. If any party hereto or Affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to any of the Transactions, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request.

                   (c) Without limiting the foregoing, TV, License Co. and Seller shall use their respective commercially reasonable efforts to obtain, prior to the Closing, all requisite consents to the Closing and the other Transactions including those set forth on Section 3.8 of the Disclosure Schedule; provided that TV, License Co. and Seller shall not be obligated to pay any monies or incur any liabilities in connection with obtaining any such consent unless Purchaser agrees in writing to pay the same. All such consents shall be in writing, and in form and substance reasonably satisfactory to Purchaser, and to the extent obtained prior to the Closing, executed counterparts thereof shall be delivered to Purchaser at or prior to the Closing.

                   (d) In addition to and without limiting the agreements of the parties contained above, Seller and Purchaser shall:

                       (i) take promptly all actions necessary to make the filings required of them or any of their Affiliates under the HSR Act;

                       (ii) comply promptly with any request for additional information or documentary material received by Seller, Purchaser, or any of their Affiliates from the FTC or the DOJ pursuant to the HSR Act or from any state Attorney General or other Governmental Entity in connection with antitrust matters;

                       (iii) cooperate with each other in connection with any filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the Transactions commenced by the FTC, DOJ, any state Attorney General or any other Governmental Entity; and

                       (iv) advise the other parties promptly of any material communication received by such party from the FTC, DOJ, any state Attorney General or any other Governmental Entity regarding any of the Transactions.

         Concurrently with the filing of notifications under the HSR Act, Seller and Purchaser shall each request early termination of the HSR Act waiting period.

                   (e) Seller, TV and License Co. shall, and Seller shall cause TV and License Co. to, and Purchaser shall, promptly prepare one or more applications, as necessary, for the FCC Order (the "FCC APPLICATION") and shall file the FCC Application within ten Business Days of the execution of this Agreement. The parties shall prosecute the FCC Application with all reasonable diligence and otherwise use their commercially reasonable efforts to obtain the FCC Order as expeditiously as practicable. The parties further agree to prepare and file expeditiously any amendments to their respective portions of the FCC Application whenever such amendments are requested by the FCC or required by the rules of the FCC in order to maintain the continuing accuracy and completeness of the statements contained in the FCC Application. Copies of any amendments, filings, or correspondence pertaining to the FCC Application filed by one party shall be mailed simultaneously to the other party. To the extent any person or entity not a party to this Agreement shall contest or take any action to object to or interfere with any of the Transactions, the parties shall cooperate to the extent necessary to resolve such objection, including making vigorous opposition thereto, provided, however, that no party shall be required to participate in an evidentiary hearing or to appeal a grant of such objection and the denial of the FCC order to a court of appeals. Except as expressly provided herein, each party shall be responsible for and bear the expenses incurred by it in the preparation, filing and prosecution of its respective portions for the FCC Application, and all fees paid to the FCC in connection with the filing of the FCC Application shall be borne equally by Seller and Purchaser.

                   (f) Notwithstanding anything to the contrary contained in this Agreement, in connection with any filing or submission required under the Communications Act, HSR Act or otherwise or action to be taken by the parties to consummate the Transactions:

                       (i) neither TV nor License Co. shall, without Purchaser's prior written consent, commit to any divestiture transaction, or commit to alter its business or commercial practices in any way,

                       (ii) neither Purchaser nor any of its Affiliates shall be required to (A) divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, TV, License Co. or any material portion thereof, or any of the businesses, product lines, properties or assets of Purchaser, any of its Affiliates, TV or License Co., or (B) alter or restrict in any way the business or commercial practices of Purchaser, any of its Affiliates, or TV or License Co. including (x)
                           agreeing or consenting to (or otherwise becoming subject to) any prohibition of, or limitation on, the acquisition, ownership, operation, effective control or exercise of full rights of ownership of any of their respective assets, or (y) terminating any of their existing relationships or contract rights or agreeing to forego any such relationships or rights, and

                  (iii) none of Seller, Purchaser or any of their respective Affiliates shall be required to (A) defend against any litigation brought by any Governmental Entity seeking to prevent the consummation of, or impose limitation on, any of the Transactions, or (B) commence or, except as otherwise set forth in this Agreement, settle any litigation against any entity in order to facilitate the consummation of any of the Transactions.

                   (g) Purchaser shall not take any action that it knows or has reason to know would (i) disqualify Purchaser as a transferee of control of License Co. or as owner and operator of the Station or (ii) result in the dismissal, denial or designation for hearing of the FCC Application.

                   SECTION 5.4 NOTIFICATION OF CERTAIN MATTERS. (a) From time to time prior to the Closing, Seller shall promptly supplement or amend the Disclosure Schedule with respect to any matter which the Seller becomes aware of arising after the delivery thereof pursuant hereto that, if existing at, or occurring on, the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule; provided, however, that, to the extent that Seller does not comply with its covenant in this sentence, Purchaser's remedy for such noncompliance shall be for the breach of the applicable underlying representation or warranty in accordance with the terms of
Article VIII. No supplement to or amendment of the Disclosure Schedule made after the execution hereof by Purchaser pursuant to this section or otherwise shall be deemed to cure any breach of any representation of or warranty made pursuant to this Agreement except with respect to the representations and warranties of the Seller that speak as of the Closing Date.

                   (b) Seller shall give notice to Purchaser promptly after becoming aware of: (i) the occurrence or nonoccurrence of any event whose occurrence or nonoccurrence would be likely to cause either (A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date or (B) any condition set forth in Article VI to be unsatisfied in any material respect at any time from the date hereof to the Closing Date and
(ii) any material failure of Seller, TV, License Co. or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that (x) the delivery of any notice pursuant to this section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice, (y) such notice shall not be required from and after the time the party to whom such notice is to be given has actual knowledge of the information required to be included in such notice (provided, however, that such actual knowledge by the party to whom such notice would otherwise be given shall not limit or otherwise affect the remedies available hereunder to such party), and (z) to the extent that Seller does not comply with its covenant in Section 5.4(b)(i)(A), or with its covenant in Section 5.4(b)(i)(B) as it relates to the condition in Section 6.2(f), Purchaser's remedy for such noncompliance shall be for the breach of the applicable underlying representation or warranty in accordance with the terms of Article VIII.

                   (c) Seller shall deliver to Purchaser copies of (i) all audit reports, letter rulings, technical advice memoranda and similar documents issued by a Governmental Entity relating to the United States federal, state, local or foreign Taxes due from or with respect to TV or License Co. and (ii) any closing agreements entered into by, or with respect to, TV or License Co. with any taxing authority, which come into the possession of Seller, TV or License Co. after the date hereof.

                   SECTION 5.5 NO SOLICITATION OF COMPETING TRANSACTION. (a) None of Seller, TV, License Co. or any Affiliate thereof shall (and Seller, TV and License Co. shall cause the officers, directors, employees, representatives and agents of such parties, including investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, initiate, enter into, continue or participate in discussions or negotiations with, or provide any information to, any Person or group (other than Purchaser, any of its Affiliates or representatives) concerning any Acquisition Proposal. None of Seller, TV or License Co. shall enter into any agreement, arrangement, understanding or commitment with respect to any Acquisition Proposal. Upon execution of this Agreement, Seller, TV and License Co. shall immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and Seller, TV and License Co. shall request (or if any of them has the contractual right to do so, demand) the return of all documents, analyses, financial statements, projections, descriptions and other data previously furnished to others in connection with any Acquisition Proposal. Seller shall immediately notify Purchaser of the existence of any proposal or inquiry received by Seller, TV or License Co. with respect to an Acquisition Proposal and Seller shall immediately communicate to Purchaser the terms of any proposal or inquiry with respect to an Acquisition Proposal which Seller may receive (and shall immediately provide to Purchaser copies of any written materials received by Seller in connection with such proposal, discussion, negotiation or inquiry) and the identity of the party making such proposal or inquiry.

                   (b) Neither Purchaser nor any Affiliate thereof shall (and Purchaser shall cause the officers, directors, employees, representatives and agents of such parties, including investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, initiate, enter into, continue or participate in discussions or negotiations with, or provide any information to, any Person or group (other than Seller, any of its Affiliates or representatives) concerning any proposal or offer to obtain or acquire, directly or indirectly, any "attributable interest," as such term is defined by the FCC, in the assets, business or properties of any full power television station in the San Francisco-Oakland-San Jose Designated Market Area (other than pursuant to contractual obligations of Purchaser existing on the date hereof). Purchaser shall not enter into any agreement, arrangement, understanding or commitment with respect to any of the foregoing. Upon execution of this Agreement, Purchaser shall immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

                   SECTION 5.6 SUBSEQUENT ACTIONS. (a) If at any time after the Closing Purchaser considers or is advised that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or reasonably desirable (i) to vest, perfect or confirm ownership (of record or otherwise) in Purchaser, its right, title or interest in, to or under any or all of the Shares, (ii) to vest, perfect or confirm ownership (of record or otherwise) in TV or License Co. of any of such entity's rights, properties or assets or (iii) otherwise to carry out the terms of this Agreement, Seller shall execute and deliver all deeds, bills of sale, instruments of conveyance, powers of attorney, assignments and assurances (in form and substance reasonably satisfactory to Seller and Purchaser) and take and do all such other actions and things as may be requested by Purchaser in order to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in Purchaser or TV or License Co. or otherwise to carry out the terms of this Agreement.

                   (b) Without limiting the generality of Section 5.6(a), if at any time after the Closing Date any further action is necessary, proper or advisable to carry out the purposes of this Agreement (including the transfer after Closing to Seller of any Additional Excluded Cash Receivables), as soon as reasonably practicable, each party hereto shall take, or cause its proper officers or directors to take, all such necessary, proper or advisable actions.

                   SECTION 5.7 PUBLICITY. None of Seller, TV, License Co., Purchaser or any of their respective Affiliates shall issue or cause the publication of any press release or other public announcement with respect to this Agreement or the Transactions without the prior consent of Seller and Purchaser, except as may be required by law or by any listing agreement with a national securities exchange or trading market.

                   SECTION 5.8 BASE SPENDING PLAN. Seller and TV shall comply in all respects with their obligations in Exhibit 5.8.

                   SECTION 5.9 SEPARATION AND SERVICES AGREEMENT. Prior to the Closing, Seller, TV, and License Co shall, and Seller shall cause TV, License Co., KBWB, Inc., and KBWB License, Inc. to, comply with those sections of the Separation and Services Agreement with which compliance is required as of or prior to the Closing Date.

                   SECTION 5.10 USE OF PURCHASE PRICE PROCEEDS BY SELLER. Seller acknowledges that it will use the proceeds of the Purchase Price and any other amounts it receives pursuant to Article I in accordance with all applicable legal and financial covenants and obligations of Seller.

                   SECTION 5.11 CALL LETTERS.

                   From and after the Closing Date, (a) neither Seller nor any of its Affiliates shall operate any business under or otherwise use the Call Letters or any other Trademarks included within the definition of TV Intellectual Property, and (b) Seller shall change the name of any of its Affiliates to delete from such name any reference to the Call Letters and any other Trademarks included within the definition of TV Intellectual Property. For purposes of this Agreement, "CALL LETTERS" means "KNTV."

                   SECTION 5.12 2001 FINANCIAL STATEMENTS. (a) Promptly after December 31, 2001, and no later than January 31, 2002, Seller shall deliver to Purchaser a consolidated balance sheet of TV and License Co. as at December 31, 2001, together with a consolidated statement of income for the year ended December 31, 2001 (such financial statements, the "2001 FINANCIAL STATEMENTS"), which statements shall be prepared from, be in accordance with and accurately reflect, the books and records of TV and License Co., shall comply as to form and substance in all material respects with applicable accounting requirements, shall be prepared in accordance with GAAP (as applied by Seller in preparing the Financial Statements) applied on a consistent basis during the periods involved and shall fairly present the consolidated financial position and the consolidated results of operations (and changes in financial position, if any) of TV and License Co. as of the times and for the periods referred to therein (subject to the lack of footnotes and normally recurring year-end audit adjustments which are not material either individually or in the aggregate).

                   (b) In addition, as soon as the 2001 Financial Statements have been reviewed by Seller's auditors as part of the audit of Seller's consolidated financial statements for the year ended December 31, 2001, and by no later than March 31, 2001, Seller shall deliver the 2001 Financial Statements, together with any changes thereto made as a result of such auditors' review, to Purchaser, together with a description of such changes and the reasons therefor.

                   SECTION 5.13 SUPPLIES. Purchaser, TV and License Co. shall not use stationery, purchase order forms or other similar paper goods or supplies, that state or otherwise indicate thereon that TV, License Co. or the Station is a division or unit of Seller or any of its Affiliates after the Closing Date without first crossing out or marking over such statement or indication or otherwise clearly indicating on such supplies that each of TV, License Co. and the Station is no longer a division or unit of any of Seller or any of its Affiliates.

                   SECTION 5.14 BOOKS AND RECORDS. (a) For a period of six (6) years following the Closing, Purchaser shall retain and make available for inspection by Seller or its representatives upon reasonable notice for any reasonable purpose the books and records of

TV and License Co. relating to the operation of the Station (including material FCC records) prior to the Closing Date, and Purchaser shall not dispose of, alter or destroy any such materials without reasonable prior written notice to Seller so that Seller may, at its expense, examine, make copies of or take possession of such materials.

                   (b) For a period of six (6) years following the Closing, Seller shall retain and make available for inspection by Purchaser or its representatives upon reasonable notice for any reasonable purpose the books and records relating to TV, License Co. or the operation of the Station prior to the Closing Date, which Seller was not obligated to deliver to Purchase pursuant to
Section 2.2 hereof and Seller shall not dispose of, alter or destroy any such materials without giving reasonable prior written notice to Purchaser so that Purchaser may, at its expense, examine, make copies of or take possession of such materials.

                   SECTION 5.15 EMPLOYEES(a) . (a) Immediately prior to the Closing Date, Seller shall cause each TV employee who is on leave or otherwise not actively employed by TV (but not including any employee who is on vacation, jury duty, sick leave or other short-term leave where such employee is expected to return to work within seven (7) business days following the Closing Date) (such individuals, "INACTIVE EMPLOYEES") to be employed by Seller or an Affiliate of Seller other than TV or License Co; provided, however, that, Seller shall, prior to taking action to accomplish the foregoing, notify Purchaser of the individuals in respect of which such action is to be taken. Notwithstanding the foregoing, if Seller is prohibited by law from transfering the employment of an Inactive Employee to Seller or an Affiliate of Seller other than TV or License Co., such Inactive Employee shall remain an employee of TV on and after the Closing Date and shall be deemed to be a Continuing Employee as of the Closing Date for all purposes of this Agreement.

                   (b) On the Closing Date, Purchaser shall cause TV to continue to employ all Continuing Employees and shall provide Continuing Employees, or cause Continuing Employees to be provided, with such benefits as are substantially comparable to those received by other similarly situated employees of Purchaser; PROVIDED, THAT, nothing herein shall require TV to continue the employment of any Continuing Employee for any period of time thereafter or require Continuing Employees to be provided any particular type or level of employee benefits. Each Continuing Employee's period of employment with Seller and TV (including any current or former Affiliate of Seller) and with the Station shall be taken into account for purposes of determining, as applicable, eligibility for participation and vesting under the 401(k) plan, health and welfare plans (other than post-retirement health and welfare plans) and the vacation policy of the Purchaser (or of a Purchaser Affiliate) applicable to each Continuing Employee.

                   (c) Seller and TV shall reasonably cooperate, to the extent permitted by law, with Purchaser's attempts to obtain information relating to the individuals employed by TV, including making available to Purchaser such employees' personnel files and performance evaluations.

                   (d) Purchaser shall not be required to assume, and neither TV nor License Co. shall be deemed to retain at Closing, any Plan or any Liabilities with respect thereto, other than (i) granting credit to each Continuing Employee (and any Inactive Employee who is re-employed by TV following the Closing Date) for all unused sick leave accrued under Seller's sick leave accrual policy by such employee as of the Closing Date (or re-employment date in the case of Inactive Employees), with continuing accruals, if any, to be governed by the Purchaser's sick leave policy, (ii) discharging TV's liabilities for the payment of all unused vacation accrued under Seller's vacation accrual policy by the Continuing Employees (and any Inactive Employee who is re-employed by TV following the Closing Date) as of the Closing Date (or re-employment date in the case of Inactive Employees), with continuing accruals, if any, to be governed by Purchaser's vacation accrual policy, (iii) discharging any liabilities included in the determination of Actual Working Capital and (iv) subject to Section 2.4, pursuant to any TV Plan; provided, however, that with respect to clauses (i) and (ii) of this sentence, Seller shall have provided to Purchaser a schedule setting forth for each Continuing Employee (and re-employed Inactive Employee) the amount of accrued sick leave and vacation leave as of the Closing Date (or re-employment date). Any expenses and benefits with respect to medical claims incurred by any Continuing Employees or their covered dependents before the Closing Date shall be the responsibility of Seller except to the extent reflected in the determination of Actual Working Capital. TV shall retain all responsibility for the payment of all medical, dental, health and disability claims of Continuing Employees and their covered dependents incurred on or after the Closing Date. If Continuing Employees or their dependents become eligible to participate in a medical, dental or health plan of Purchaser or any of its Affiliates, Purchaser shall cause such plan to (i) waive any pre-existing condition limitations for conditions covered under the applicable Seller Welfare Plans and (ii) honor any deductible and out-of-pocket expenses incurred by the Continuing Employees and their dependents and beneficiaries under the Seller Welfare Plans during the portion of the Seller Welfare Plans' fiscal year preceding the Closing. If Continuing Employees or their dependents or beneficiaries become eligible to participate in a group term life insurance plan maintained by Purchaser or any of its Affiliates, Purchaser shall cause such plan to waive for a period not to exceed 31 days from the first date of eligibility, any medical certification for such persons up to the amount of coverage the Continuing Employees and their dependents and beneficiaries had under the group term life insurance plan maintained by Seller or any of its Affiliates; provided, however, that Purchaser shall not be required to cause the waiver of medical certifications for any dependents who apply for GE Long Term Care Insurance.

                   (e) Immediately prior to the Closing Date, Seller shall cause each Savings Plan Employee to become fully vested in his or her account balance under the Savings Plan. As soon as practicable following the Closing Date, each Savings Plan Employee shall have the right to elect to receive a distribution of all or a portion of such employee's ac-count balance in the Savings Plan (subject to, and in accordance with, the provisions of the Savings Plan and applicable law). Purchaser shall take any and all necessary action to cause the trustee of a defined contribution plan of Purchaser or one of its Affiliates (such plan, the "PURCHASER'S SAVINGS PLAN"), if requested to do so by a Savings Plan Employee, to accept the direct "roll over" of all or a portion of such employee's account balance under the Savings Plan, provided that Purchaser's Savings Plan shall not be required to accept a roll-over of any loan made by the Savings Plan to a Continuing Employee. Seller shall cause each Inactive Employee who accepts re-employment with TV in accordance with clause (g) of this Section 5.15 to become fully vested in his or her account balance under the Savings Plan immediately prior to the date such Inactive Employee commences re-employment with TV.

                   (f) With respect to the year in which the Closing occurs, Purchaser or an Affiliate of Purchaser shall establish flexible spending accounts for medical and dependent care expenses under a new or existing plan established or maintained under Section 125 and Section 129 of the Code ("PURCHASER'S FSA"), effective as of the Closing Date, for each Continuing Employee who as of the Closing Date, is a participant in a flexible spending account for medical or dependent care expenses under a Plan pursuant to Section 125 and Section 129 of the Code ("SELLER'S FSA"). Purchaser or an Affiliate of Purchaser shall credit or debit, as applicable, effective on the day after the Closing Date, the applicable account of each such Continuing Employee under Purchaser's FSA with an amount equal to the balance of each such Continuing Employee's account under Seller's FSA as of the Closing Date. As soon as administratively practicable after the Closing Date, the Seller shall transfer to Purchaser an amount equal to the total contributions made to the Seller's FSA by Continuing Employees in respect of the plan year in which the Closing Date occurs, reduced by an amount equal to the total claims already paid to Continuing Employees in respect of such plan year. From and after the Closing Date, Seller shall provide Purchaser or an Affiliate of Purchaser with such information such entity may reasonably request to enable it to verify any claims information pertaining to Seller's FSA.

                   (g) Purchaser shall cause TV to promptly offer employment to each Inactive Employee who has returned to active employment with Seller or an Affiliate of Seller upon receipt of a written notice from Seller that such Inactive Employee has returned to active employment. Such offer of employment shall provide for a base rate of salary or compensation no less favorable than as provided to the Inactive Employee immediately prior to the time such Inactive Employee ceased active employment with TV. Upon commencement of re-employment with TV, Purchaser shall cause each Inactive Employee to be treated as if such Inactive Employee was a Continuing Employee and the Closing Date occurred upon the date such Inactive Employee commenced re-employment with TV; provided, however, that Purchaser shall not be required to establish flexible spending accounts for medical and dependent care expenses in respect of any Inactive Employee unless Purchaser receives a transfer from Seller in respect of such accounts as contemplated under Section 5.15(f). In addition, Purchaser shall or shall cause its Affiliates to credit any Inactive Employee's service with Seller or an Affiliate of Seller following the Closing for purposes of determining, as applicable, eligibility for participation and vesting under the 401(k) plan, health and welfare plans (other than post-retirement health and welfare plans) and the vacation policy of Purchaser (or of a Purchaser Affiliate) as contemplated under clause (b) of this Section 5.15 as if such employee was a Continuing Employee as of the Closing Date.

                   SECTION 5.16 LABOR ORGANIZATIONS. Seller shall not voluntarily recognize or cause TV or License Co. to voluntarily recognize any labor organization as the collective bargaining representative of any employees of TV or License Co. Seller shall notify Purchaser immediately if a petition is filed by any labor organization requesting an election to determine whether or not it is the exclusive bargaining agent for any employees of TV or License Co. or if a labor union is certified as bargaining agent for any of the employees of TV or License Co. Seller also shall notify Purchaser prior to commencing collective bargaining negotiations with any labor organization representing any employees of TV or License Co. and prior to entering into any collective bargaining agreement with any labor organization representing any employees of TV or License Co.

                   SECTION 5.17 OTHER COVENANTS AND RIGHTS. The parties hereto shall comply in all respects with their obligations under, and shall have the rights specified in, Exhibit 5.17.

                                   ARTICLE VI

                                   CONDITIONS

                   SECTION 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE CLOSING. The respective obligation of each party to effect the Closing shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

                   (a) STATUTES; COURT ORDERS. No statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity which prohibits the consummation of the Closing; and there shall be no order, judgment or injunction of a court of competent jurisdiction in effect precluding consummation of the Closing in accordance with the terms and conditions thereof.

                   (b) HSR APPROVAL. The applicable waiting period under the HSR Act shall have expired or been terminated.

                   (c) FCC ORDER. The FCC Order shall have been obtained.

                   (d) CONSENTS OBTAINED. The consents listed on Exhibit 6.1(d) shall have been obtained in form and substance reasonably satisfactory to Seller and Purchaser, and copies of such consents shall have been provided to Purchaser at or prior to the Closing.

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                   (e) SOLVENCY; VALUATION. Each of Seller and Purchaser shall have received, at the sole election of Purchaser, either (x) a "bringdown" letter (the "BRINGDOWN SOLVENCY OPINION") dated the Closing Date from Valuation Research (or, if at the time Valuation Research no longer exists or provides solvency opinions, another nationally recognized provider of solvency opinions) to Seller, and for the benefit of Purchaser, in form and substance reasonably satisfactory to Purchaser and Seller, as to the solvency of Seller and its Subsidiaries on a consolidated basis, as of the date of such letter and after, and giving effect to, the Transactions, or (y) a letter (the "VALUATION OPINION"), dated the Closing Date, from Valuation Research (or, if at the time Valuation Research no longer exists or provides valuation opinions, another nationally recognized provider of valuation opinions) to Seller, and for the benefit of Purchaser, in form and substance reasonably satisfactory to Purchaser and Seller, as to the valuation of TV and License Co.

                   (f) OTHER CLOSING CONDITION. The condition set forth in
Exhibit 6.1(f) shall have been satisfied at the time of Closing.

                   SECTION 6.2 CONDITIONS TO OBLIGATIONS OF PURCHASER TO EFFECT THE CLOSING. The obligations of Purchaser to consummate the Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

                   (a) GOVERNMENT ACTION. There shall not be, at the time of the Closing, threatened or pending any suit, action or proceeding by any Governmental Entity:

                  (i) seeking to prohibit or impose: (A) any material limitations on Purchaser's ownership or operation (or that of any of its Subsidiaries or Affiliates) of all or a material portion of TV's or License Co.'s businesses or assets, or to compel Purchaser, TV or License Co. or any of Purchaser's Subsidiaries or Affiliates to dispose of or hold separate any material portion of the business or assets of TV or License Co., or (B) in connection with the Transactions, any material limitations on Purchaser's ownership or operation (or that of any of its Subsidiaries or Affiliates) of all or a material portion of their businesses or assets, or to compel Purchaser or any of Purchaser's Subsidiaries or Affiliates to dispose of or hold separate any material portion of the business or assets of Purchaser or any of Purchaser's Subsidiaries or Affiliates,

                  (ii) seeking to restrain or prohibit the consummation of the Closing or the performance of any of the other Transactions, or seeking to obtain from TV, License Co. or Purchaser any damages that are material in relation to Purchaser or TV and License Co., taken as a whole,

                  (iii) seeking to impose material limitations on the ability of Purchaser, or rendering Purchaser unable, to accept for payment or pay for or purchase some or all of the Shares or consummate the Closing,

                  (iv) seeking to impose material limitations on the ability of Purchaser effectively to exercise full rights of ownership of the Shares, including the right to vote the Shares, or

                  (v) which otherwise is reasonably likely to have a Material Adverse Effect or which, in any suit, action or proceeding concerning the Transactions, is reasonably likely to have a material adverse affect on the consolidated financial condition, businesses or results of operations of Purchaser, and there shall not be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated or deemed applicable to the Transactions, or any other action taken by any Governmental Entity, other than the application to the Transactions of the Communications Act or of applicable waiting periods under the HSR Act, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) of this Section 6.2(a).

                   (b) OPINION OF SELLER COUNSEL. Seller shall have delivered to Purchaser at the Closing an opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel to Seller, dated the Closing Date, in form and substance reasonably satisfactory to Purchaser and customary for this type of transaction (which shall include, among other things, an opinion with respect to FCC matters). In rendering such opinion, counsel may rely, to the extent appropriate as to matters of fact, upon statements and certificates of officers of Seller, TV and License Co.

                   (c) CERTIFICATE OF SELLER OFFICERS. Seller shall have delivered to Purchaser at the Closing a certificate signed by the chief executive officer of Seller and by the chief financial officer of Seller, dated the Closing Date, in form and substance reasonably satisfactory to Purchaser, to the effect that, as of the Closing Date, the conditions set forth in Sections 6.2(e), (f) and (g) hereof have been satisfied.

                   (d) [INTENTIONALLY OMITTED]

                   (e) MATERIAL ADVERSE CHANGE. There shall not have occurred any Material Adverse Effect (or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any Material Adverse Effect).

                   (f) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of Seller set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date (or if made as of a specified date, only as of such date) except: (i) to the extent the failure to be true and correct would not, individually or in the aggregate, have a Material Adverse Effect or (ii) to the extent such failure arises from actions of Seller, TV or License Co. permitted by, and taken in accordance with, the terms of this Agreement, the Transition Services Agreement or the Separation and Services Agreement.

                   (g) COVENANT BREACH. None of Seller, TV or License Co. shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant to be performed or complied with by it under this Agreement.

                   (h) FOREIGN STATUS CERTIFICATE. Purchaser shall have received a certification of non-foreign status for Seller in the form and manner which complies with the requirements of Section 1445 of the Code and the regulations promulgated thereunder.

                   (i) SELLER ASSET TRANSFERS. Seller, TV and License Co. shall have consummated the transactions set forth in Section 2.4, and otherwise complied with Sections 2.4 and 2.6.

                   (j) TRANSITION SERVICES AGREEMENT. Neither Seller nor TV shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant to be performed or complied with by it under the Transition Services Agreement.

                   (k) SEPARATION AND SERVICES AGREEMENT. Seller, TV, License Co., KBWB, Inc., and KBWB License, Inc. shall have complied with those sections of the Separation and Services Agreement with which compliance is required as of or prior to the Closing Date, and the Separation and Services Agreement shall otherwise be in effect and binding on Seller, TV, License Co., KBWB, Inc., and KBWB License, Inc.

                   (l) NON-IMPUTATION ENDORSEMENT. Seller or TV, as appropriate, shall have executed and delivered all affidavits and other documents reasonably requested by a nationally recognized title insurance company to permit such title company to issue a non-imputation endorsement to Purchaser's title insurance policy with respect to each parcel of Real Property owned by TV or License Co. for which Purchaser intends to purchase title insurance.

                   (m) RELEASE OF ENCUMBRANCES, GUARANTEE. (a) All Encumbrances arising as a result of, or in connection with, the Loan Documents (or any loan documents with respect to a replacement senior credit facility of Seller) on any of Seller's or any of Seller's Affiliates' rights, title and interest in (i) the Shares, (ii) the assets, properties and rights of TV and License Co. (other than the Excluded Assets), including any assets, proper-ties and rights being transferred to TV or License Co. pursuant to the Separation and Services Agreement, and (iii) the Seller TV Assets, shall have been released in form and substance reasonably satisfactory to Purchaser, and
(b) any guarantees with respect to which TV or License Co. guarantee any obligations of Seller or Seller's Affiliates (including with respect to the Loans, as defined in the Credit Agreement (or any loans with respect to a replacement senior credit facility of Seller)) shall have been terminated and released in form and substance reasonably satisfactory to Purchaser.

                   (n) ACCOUNTING ADJUSTMENTS. Seller shall have made the accounting adjustments to the financial accounts of TV and License Co. as described on Exhibit 6.2(n).

                   (o) OTHER CLOSING CONDITIONS. The conditions set forth in
Exhibit 6.2(o) shall have been satisfied at the time of Closing.

The foregoing conditions are for the sole benefit of Purchaser, may be waived by Purchaser, in whole or in part, at any time and from time to time in the sole discretion of Purchaser. The failure by Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

                   SECTION 6.3 CONDITIONS TO OBLIGATIONS OF SELLER TO EFFECT THE CLOSING. The obligations of Seller to consummate the Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

                   (a) CERTIFICATE OF PURCHASER OFFICER. Purchaser shall have delivered to Seller at the Closing a certificate signed by an executive officer of Purchaser, dated the Closing Date, in form and substance reasonably satisfactory to Seller, to the effect that, as of the Closing Date, the conditions set forth in Sections 6.3(b) and (c) hereof have been satisfied.

                   (b) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of Purchaser set forth in this Agreement shall be true and correct in all respects as of the Closing Date, except to the extent the failure to be true and correct would not, individually or in the aggregate, have a material adverse effect on Purchaser's ability to perform its obligations hereunder;

                   (c) COVENANT BREACH. Purchaser shall not have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant to be performed or complied with by it under this Agreement.

                   (d) GOVERNMENT ACTION. There shall not be, at the time of Closing, threatened or pending any suit, action or proceeding by any Governmental Entity seeking to restrain or prohibit the consummation of the Closing in accordance with the terms and conditions hereof.

                   (e) OPINION OF PURCHASER'S COUNSEL. Purchaser shall have delivered to Seller at the Closing an opinion of Morrison & Foerster LLP, dated the Closing Date, with respect to FCC matters in form and substance reasonably satisfactory to Seller and customary for this type of transaction. In rendering such opinion, counsel may rely, to the extent appropriate as to matters of fact, upon statements and certificates of officers of Purchaser.

The foregoing conditions are for the sole benefit of Seller, may be waived by Seller, in whole or in part, at any time and from time to time in the sole discretion of Seller. The failure by Seller at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

                                  ARTICLE VII

                      TERMINATION AND CERTAIN OTHER MATTERS

                   SECTION 7.1 TERMINATION. The Transactions may be terminated at any time prior to the Closing Date:

                   (a) By the mutual written consent of Purchaser and Seller;

                   (b) By Purchaser or Seller if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their commercially reasonable efforts to lift), which permanently restrains, enjoins or otherwise prohibits the acquisition by Purchaser of the Shares and such order, decree, ruling or other action shall have become final and non-appealable.

                   (c) By Seller:

                   (i) if (x) none of Seller, TV or License Co. is then in material breach of this Agreement and (y) Purchaser shall have breached any of its representations, warranties, covenants or other agreements contained in this Agreement which would give rise to the failure of a condition set forth in Article VI and such breach shall not have been substantially cured within 15 Business Days after Purchaser receives written notice thereof; or

                  (ii) on or after the Drop Dead Date, if the Closing shall not have theretofore occurred and if the failure of the Closing to occur is not the result of a breach of a representation, warranty or covenant by Seller, TV or License Co.

                   (d) By Purchaser:

                   (i) if (x) Purchaser is not then in material breach of this Agreement and (y) Seller, TV or License Co. shall have breached any representation, warranty, covenant or other agreement contained in this Agreement which would give rise to the failure of a condition set forth in Article VI and such breach shall not have been substantially cured within 15 Business Days after Seller receives written notice thereof; provided, however, that a supplement or amendment to the Disclosure Schedule shall not constitute a cure of any such breach;

                  (ii) on or after the Drop Dead Date, if the Closing shall not have theretofore occurred and if the failure of the Closing to occur is not the result of a breach of a representation, warranty or covenant by Purchaser; or

                  (iii)    in accordance with Exhibit 5.17.

                   SECTION 7.2 EFFECT OF TERMINATION. (a) In the event of the termination of the Transactions by any party hereto pursuant to the terms of this Agreement, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination of the Transactions is made.

                   (b) If this Agreement is validly terminated pursuant to
Section 7.1, this Agreement shall forthwith become null and void, and there shall be no liability or obligation thereafter on the part of Purchaser, Seller, TV or License Co. except as provided in Section 7.1(c) and as set forth in Section 11.1.

                   (c) Notwithstanding any other provision of this Agreement to the contrary, upon termination of this Agreement pursuant to Section 7.1 hereof (other than Section 7.1(a)), Seller, TV and License Co. shall remain liable to Purchaser for fraud or for any willful breach of this Agreement by Seller, TV or License Co. existing at the time of such termination, and Purchaser shall remain liable to Seller for fraud or for any willful breach of this Agreement by Purchaser existing at the time of such termination, and Seller, on the one hand, or Purchaser, on the other hand, may seek such remedies, including damages and fees of attorneys, against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at law or in equity.

                   SECTION 7.3 CLOSING AFTER SEPTEMBER 30, 2002. If the Closing shall not have occurred on or before September 30, 2002 and on September 30, 2002 the only condition in Article VI capable of being satisfied on or before the Closing Date in advance of the Closing which is not satisfied is Section 6.1(c), Purchaser shall pay Seller one-third of 0.50% of the Tranche A Principal Amount on the first Business Day of each of the months of Octo-ber, November and December 2002; provided that, if the Closing shall occur in October or November 2002, no payment by Purchaser to Seller pursuant to this
Section 7.3 with respect to the month or months after Closing shall be required. "TRANCHE A PRINCIPAL AMOUNT" shall mean the principal amount of the Tranche A Loans outstanding on the applicable date of payment; provided that if such principal amount outstanding is greater than $110 million, the Tranche A Principal Amount shall be capped at $110 million.

                   SECTION 7.4 EFFECT OF EXERCISE OF PURCHASER EXTENSION RIGHT. If Purchaser exercises the Purchaser Extension Right:

                   (a) Purchaser shall pay Seller an amount for the period from January 1, 2003 to the earlier of (i) the Closing Date and (ii) March 31, 2003, equal to 5% per annum of the Preliminary Amount, such amount to be payable in arrears on the last day of each of January, February and March 2003 to the extent the Closing does not occur in any such month, and on the Closing Date with respect to any such month in which the Closing occurs, if any; and

                   (b) notwithstanding the provisions of Section 4(a) of the Affiliation Agreement:

                  (i) Seller shall not be obligated to pay the 2003 Affiliation Payment in accordance with Section 4(a) of the Affiliation Agreement,

                  (ii) subject to clauses (iii) and (iv) of this Section 7.4(b) below, Seller shall pay Purchaser one-twelfth of the 2003 Affiliation Payment on the first Business Day of each of the months of January, February and March 2003,

                  (iii) if the Closing shall occur in any of January, February or March 2003, on the Closing Date, Purchaser shall refund Seller an amount of the 2003 Affiliation Payment equal to (A) one-twelfth of the 2003 Affiliation Payment multiplied by (B) a fraction, the numerator of which is the number of days of such month from the first day of such month to and including the Closing Date, and the denominator of which is 30, and

                  (iv) if the Closing shall not occur on or prior to March 31, 2003, on April 1, 2003, Seller shall pay to Purchaser the remaining unpaid balance of the 2003 Affiliation Payment, and

                  (v) all payments pursuant to this Section 7.4 shall be by electronic transfer or such other means as the payee shall determine.

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                                  ARTICLE VIII

                                 INDEMNIFICATION

                   SECTION 8.1 INDEMNIFICATION BY SELLER; REMEDIES.

                   (a) From and after the Closing, Seller shall indemnify, defend and hold harmless the Purchaser Indemnified Parties from and against and in respect of all Purchaser Losses.

                   (b) Seller's indemnification obligations under Section 8.1(a) shall be subject to each of the following limitations:

                  (i) subject to the proviso at the end of this Section 8.1(b), Seller's indemnification obligations relating to clause (i) of the definition of Purchaser Losses ("PURCHASER'S REPRESENTATION LOSSES") (other than those arising out of any breach of any representation or warranty contained in Sections 3.25 and 3.26) shall survive only until the eighteen-month anniversary of the Closing Date. Seller's indemnification obligations relating to Purchaser Losses arising out of any breach of any representation or warranty contained in Section 3.25 or 3.26 shall survive until the date which is 60 days after the expiration (giving effect to any valid extensions, waivers and tolling periods) of the applicable statute of limitation. No claim for the recovery of any Purchaser's Representation Losses may be asserted by any Purchaser Indemnified Party after the expiration of the applicable indemnification period as set forth herein; PROVIDED, HOWEVER, that claims asserted in writing by any Purchaser Indemnified Party with reasonable specificity prior to the expiration of the applicable indemnification period shall not thereafter be barred by the expiration of the applicable indemnification period;

                  (ii) no reimbursement for Purchaser's Representation Losses asserted under Section 8.1(a) shall be required unless and until the cumulative aggregate amount of such Purchaser's Representation Losses exceeds $2,000,000, after which reimbursement for the aggregate amount of Purchaser's Representation Losses in excess of $2,000,000 may be asserted;

                  (iii) in no event shall Seller be obligated to provide indemnification with respect to any individual or related group of claims for Purchaser's Representation Losses if the entire amount of Purchaser's Representation Losses relating to such individual or related group of claims is, or is reasonably expected to be, less than $25,000, and such claims shall not be considered Purchaser's Representation Losses for purposes of Section 8.1(b)(ii) hereof; and

                  (iv) in no event shall Seller's aggregate liability to Purchaser with respect to Purchaser's Representation Losses exceed an amount equal to 35% of the Purchase Price.

PROVIDED, HOWEVER, that the limitations set forth in this Section 8.1(b) shall not apply to Purchaser Losses arising out of any breach of any representation or warranty contained in Sections 3.1 to 3.6, or any of clauses (ii) through (vi) of the definition of Purchaser Losses.

                   SECTION 8.2 INDEMNIFICATION BY PURCHASER; REMEDIES.

                   (a) From and after the Closing, Purchaser shall indemnify, defend and hold harmless the Seller Indemnified Parties from and against and in respect of all Seller Losses.

                   (b) Subject to the proviso at the end of this Section 8.2(b), Purchaser's indemnification obligations relating to clause (i) of the definition of Seller Losses ("SELLER'S REPRESENTATION LOSSES") shall survive only until the eighteen-month anniversary of the Closing Date. No claim for the recovery of any Seller's Representation Losses may be asserted by Seller after the expiration of the applicable indemnification period as set forth herein; PROVIDED, HOWEVER, that claims asserted in writing by any Seller Indemnified Party with reasonable specificity prior to the expiration of the applicable indemnification period shall not thereafter be barred by the expiration of the applicable indemnification period; PROVIDED, FURTHER, HOWEVER, that the limitation set forth in the first sentence of this Section 8.2(b) shall not apply to Seller's Representation Losses arising out of any breach of any representation or warranty contained in Sections 4.1 to 4.2, or any of clauses (ii) through (v) of the definition of Seller Losses.

                   SECTION 8.3 NOTICE OF CLAIM; DEFENSE. An Indemnified Party shall give the applicable Indemnifying Party prompt written notice of any third-party claim (a "THIRD-PARTY CLAIM") that may give rise to any indemnification obligation under this Article VIII, together with the estimated amount of such claim, and the Indemnifying Party shall have the right to assume the defense (at the Indemnifying Party's expense) of any such claim through counsel of the Indemnifying Party's own choosing by so notifying such Indemnified Party within 30 days of the first receipt by the Indemnifying Party of such written notice from such Indemnified Party; PROVIDED, HOWEVER, that any such counsel shall be reasonably satisfactory to the Indemnified Party. Failure to give such written notice shall not affect the indemnification obligations hereunder in the absence of actual and material prejudice. If, under applicable standards of professional conduct, a conflict with respect to any significant issue between any Indemnified Party and the Indemnifying Party exists in respect of such Third-Party Claim, the Indemnifying Party shall pay the reasonable fees and expenses of such additional counsel as may be required to be retained in order to resolve such conflict. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense of any such Third-Party Claim (other than during any period in which the Indemnified Party will have failed to give written notice of the Third-Party Claim as provided above). If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. If the Indemnifying Party chooses to defend or prosecute a Third-Party Claim, the Indemnified Party shall cooperate in the defense or prosecution thereof, which cooperation shall include, to the extent reasonably requested by the Indemnifying Party, the retention, and the provision to Indemnifying Party, of records and information reasonably relevant to such Third-Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder. If the Indemnifying Party chooses to defend or prosecute any Third-Party Claim, the Indemnified Party shall agree to any settlement, compromise or discharge of such Third-Party Claim that the Indemnifying Party may recommend and that, by its terms, discharges the Indemnified Party and its Affiliates from the full amount of liability in connection with such Third-Party Claim; PROVIDED, HOWEVER, that, without the consent of the Indemnified Party, the Indemnifying Party shall not consent to, and the Indemnified Party shall not be required to agree to, the entry of any judgment or enter into any settlement that (i) provides for injunctive or other non-monetary relief affecting the Indemnified Party or any Affiliate of the Indemnified Party or (ii) does not include as an unconditional term thereof the giving of a release from all liability with respect to such claim by each claimant or plaintiff to each Indemnified Party that is the subject of such Third-Party Claim. The Indemnified Party shall not agree to any settlement of, or entry of any judgment arising from, any Third-Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

                   SECTION 8.4 TAX EFFECT OF INDEMNIFICATION PAYMENTS. All indemnity payments made by an Indemnifying Party to an Indemnified Party pursuant to this Agreement shall be treated for all Tax purposes as adjustments to the consideration paid with respect to the Shares.

                   SECTION 8.5 EFFECT OF INVESTIGATION. The right to indemnification, payment of Purchaser Losses, payment of Seller Losses or for other remedies based on any representation, warranty, covenant or obligation of any party contained in or made pursuant to this Agreement shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the date the Closing occurs, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition to the obligation of any party to consummate the Transactions, where such condition is based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall not affect the right to indemnification, payment of Purchaser Losses, payment of Seller Losses or other remedy based on such representation, warranty, covenant or obligation.

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                   SECTION 8.6 CERTAIN LIMITATIONS. No officer, director,
employee or agent of Seller, TV, License Co., Purchaser or of any of their respective Affiliates shall have any liability under this Agreement or any document delivered in connection herewith. With respect to any indemnification claims arising in connection with Purchaser Losses or Seller Losses, to the maximum extent permitted by law, no Indemnifying Person shall be liable for any Special Damages asserted or claimed by an Indemnified Party and irrespective of whether the Indemnified Party has been advised of the possibility of any such Special Damages, except to the extent such Special Damages arise as a result of an Indemnified Party's fraud or willful misconduct, PROVIDED, FURTHER however, that the foregoing shall not preclude recovery by any Indemnified Party pursuant to this Article VIII in respect of Purchaser Losses or Seller Losses, as the case may be, which are incurred by an Indemnified Party and which relate to Special Damages that are asserted or claimed by a third-party in a Third-Party Claim. Each of Seller and Purchaser hereby waives any claim that these exclusions deprive it of an adequate remedy.

                   SECTION 8.7 SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES. Each of the covenants, representations and warranties of Seller and Purchaser in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Closing Date and shall continue in force thereafter except as limited by Section 8.1 or 8.2, as the case may be.

                   SECTION 8.8 NATURE OF REMEDIES. If the Closing shall occur, except in the case of fraud or willful misconduct, the remedies set forth in this Article VIII shall be the sole and exclusive remedies of, and in lieu of any other remedies that may be available to, the Indemnified Parties for any of the matters covered by this Article VIII, provided that no party hereto shall be deemed to have waived any right of recourse (whether a claim under this Article VIII or otherwise) arising from fraud or willful misconduct of any other party hereto, and provided, further, that no party shall be deemed to have waived any right to an injunction or injunctions to prevent breaches of this Agreement or to specifically enforce the terms and provisions of this Agreement, as set forth in Section 11.8.

                   SECTION 8.9 SUBROGATION. In the event that an Indemnifying Party makes any payment to any Indemnified Party for indemnification for which such Indemnified Party could have collected on a claim against a third party (including under any contract and any insurance claims), the Indemnifying Party shall be entitled to pursue claims and conduct litigation on behalf of such Indemnified Party and any of its successors, to pursue and collect on any indemnification or other remedy available to such Indemnified Party thereunder with respect to such claim and generally to be subrogated to the rights of such Indemnified Party. Except pursuant to a settlement agreed to by the Indemnifying Party, the Indemnified Party shall not waive or release any contractual right to recover from a third party any loss subject to indemnification hereby without the prior written consent of the Indemnifying Party.

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                                   ARTICLE IX

                         TAX MATTERS AND INDEMNIFICATION

                   SECTION 9.1 TAX TREATMENT. Seller and Purchaser hereby agree that an election under Section 338 of the Code (or any similar provision of the law of any state or other taxing jurisdiction) will not be made with respect to TV in connection with the Transactions and for purposes of all Tax Returns and other applicable filings, Purchaser and Seller will report the stock purchase contemplated by this Agreement as a purchase and sale, respectively, of the stock of TV.

                   SECTION 9.2 TAX INDEMNIFICATION. (a) Except as provided in this Article IX, Seller shall be responsible for, and shall indemnify and hold Purchaser, TV, License Co. and their Subsidiaries harmless from and against:

                  (i) any liability for Taxes imposed on TV, License Co. or any of their Subsidiaries for any taxable period ending on or before the Closing Date, and for the portion of any Straddle Period (as defined below) ending on the Closing Date (a "PRE-CLOSING TAX PERIOD");

                  (ii) any Taxes imposed on TV or License Co. as members of the "affiliated group" (within the meaning of Section 1504(a) of the Code) of which Seller (or any predecessor or successor) is the common parent that arises under Treasury Regulation Section 1.1502-6(a) and any similar provisions under state or local law including TV or License Co. as members in a "unitary business" as that term has been defined in U.S. Supreme Court jurisprudence;

                  (iii) the breach by Seller or the failure by Seller to perform (or cause to be performed) any of the covenants contained in this Article IX and Section 5.1(q) of the Agreement;

                  (iv) all Transfer Taxes for which Seller is liable pursuant to Section 9.8; and

                  (v) reasonable attorneys' fees, reasonable accountants' fees and out-of-pocket expenses incurred by Purchaser in the investigation or defense of any claim arising under Sections 9.2(a)(i)-(iv) or in asserting, preserving or enforcing any of the rights of Purchaser arising under Article IX, except as otherwise provided in Section 9.4(b), provided, however, that the amount of any such indemnification provided hereunder shall be net of any accruals and related reserves for Taxes included in the final determination of the Actual Working Capital.

                   (b) Except as provided in Section 9.8, Purchaser shall be responsible for, and shall hold Seller and its Subsidiaries harmless from and against,

                  (i) any Taxes imposed on Purchaser, TV, License Co. and their Subsidiaries for all taxable periods ending after the Closing Date (except with respect to a Straddle Period, in which case Purchaser's indemnity will cover only that portion of any Taxes that do not relate to a Pre-Closing Tax Period) ("POST-CLOSING TAX PERIOD");

                  (ii) any Transfer Taxes for which the Purchaser may be liable pursuant to Section 9.8;

                  (iii) any liability for Taxes attributable to a breach by Purchaser of its obligations under this Agreement; and

                  (iv) reasonable attorneys' fees, reasonable accountants' fees and out-of-pocket expenses incurred by Seller in the investigation or defense of any claim arising under Sections 9.2(b)(i)-(iii) or in asserting, preserving or enforcing any of the rights of Seller arising under Article IX, except as otherwise provided in Section 9.4(b).

                   (c) To the extent that an indemnification obligation of one party pursuant to this Section 9.2 may overlap with another indemnification obligation of such party pursuant to this Section 9.2, the party entitled to such indemnification shall be limited to only one of such indemnification payments.

                   (d) Whenever in accordance with this Article IX Purchaser shall be required to pay Seller an amount in respect of liabilities for Taxes for Post-Closing Tax Periods or Seller shall be required to pay Purchaser an amount in respect of liabilities for Taxes for Pre-Closing Tax Periods, such payments shall be made the later of 10 days after requested or 10 days before the requesting party is required to pay the related Tax liability.

                   SECTION 9.3 COMPUTATION OF TAX LIABILITIES. (a) To the extent permitted or required by Law or administrative practice the taxable year of TV and License Co. which includes the Closing Date shall be treated as closing on (and including) the Closing Date.

                   (b) In the case of any taxable period that includes but does not end on the Closing Date (a "STRADDLE PERIOD"), Taxes of TV and License Co. for the Straddle Period shall be computed as if the taxable period for TV and License Co. ended at the close of the Closing Date, except that (i) exemptions, allowances or deductions that are allowed on an annual basis shall be apportioned on a per-diem basis and (ii) real property, personal property, intangibles and other similar taxes shall be allocated in accordance with the principles of Section 164(d) of the Code.

                   SECTION 9.4 PROCEDURES RELATING TO TAX INDEMNIFICATION. (a) If a claim for Taxes, including, notice of a pending audit, shall be made by any taxing authority in writing (a "TAX CLAIM"), which, if successful, might result in an indemnity payment pursuant to Section 9.2 hereof, the party seeking indemnification (the "TAX INDEMNIFIED PARTY") shall notify the other party (the "TAX INDEMNIFYING PARTY") in writing of the Tax Claim within fifteen business days of receipt of such Tax Claim. If notice of a Tax Claim (a "TAX NOTICE") is not given to the Tax Indemnifying Party within such period or in detail sufficient to apprise the Tax Indemnifying Party of the nature of the Tax Claim, the Tax Indemnifying Party shall not be liable to the Tax Indemnified Party to the extent that the Tax Indemnifying Party's position would be materially prejudiced as a result thereof.

                   (b) With respect to any Tax Claim which might result in an indemnity payment to a Purchaser Indemnified Party pursuant to Section 9.2 hereof, Seller and Purchaser, if elected by Purchaser, shall in good faith cooperate with each other to jointly control all proceedings taken in connection with such Tax Claim (including, selection of counsel) and, if Purchaser so elects to jointly control such Tax Claims, will each pay fifty percent of the fees and expenses associated with such Tax Claims. In no case shall Seller or Purchaser settle or otherwise compromise any Tax Claim referred to in the preceding sentence without the prior written consent of Purchaser or Seller, respectively. If Seller determines that it will not contest such a Tax Claim, Seller shall so notify Purchaser in timely fashion and expressly affirm its obligation to indemnify Purchaser in respect of such Tax Claim. Failing such notification, Purchaser shall be entitled, but shall not be required, to take actions that it reasonably deems appropriate to protect its interests. Seller, Purchaser, TV, License Co., their affiliates and any successors thereto shall reasonably cooperate with each other in contesting such Tax Claim, which cooperation shall include, without limitation, the retention of records for the period described in Section 9.5(c) and providing reasonable access to each party's representatives of records and information for Pre-Closing Tax Periods and Straddle Periods which are relevant to such Tax Claim and making employees available at reasonable times and without undue interference with the employer's business operations to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim. In the event that issues relating to a liability for Taxes for a Pre-Closing Tax Period are required to be dealt with in the same proceeding as separate issues relating to a liability for Taxes for a Post-Closing Tax Period, Purchaser shall have the right, at its expense, to control the proceeding with respect to such Post-Closing Tax Period items.

                   (c) Neither the Purchaser, TV, License Co. nor the Seller shall enter into any compromise or agree to settle any Tax Claim pursuant to any proceeding which would materially increase the other party's liability for Taxes for such year or a subsequent year without the written consent of the other party, which consent may not be unreasonably withheld. The Purchaser, TV, License Co. and the Seller agree to cooperate in the defense against or compromise of any claim in any such Tax Claim proceeding.

                   SECTION 9.5 TAX RETURNS. (a) Seller shall prepare or cause to be prepared and timely file or cause to be timely filed all required Tax Returns relating to TV and License Co. for any taxable period which ends on or before the Closing Date. Purchaser shall prepare or cause to be prepared and timely file or cause to be filed all required Tax Returns relating to TV and License Co. for taxable periods ending after the Closing Date and all required Tax Returns for subsequent taxable periods. All such returns shall be prepared and all elections with respect to such returns shall be made, to the extent permitted by law, in a manner consistent with prior practice. Seller shall provide Purchaser with copies of all "pro forma" Tax Returns of, or with respect to, TV and License Co. for any taxable period beginning January 1, 2001 and ending on or before the Closing Date within ten (10) Business Days of filing such Tax Returns. Before filing any Tax Return with respect to any Straddle Period, Purchaser shall provide Seller with a copy of such Tax Return at least twenty days prior to the last date for timely filing such Tax Return (giving effect to any valid extensions thereof) accompanied by a statement calculating in reasonable detail Seller's indemnification obligation pursuant to Section 9.2 hereof. Notwithstanding anything in this Agreement to the contrary, Seller shall have no indemnification obligation pursuant to Section 9.2 hereof with respect to any Taxes covered by such Tax Return until Seller has received such Tax Return and such statement. If for any reason Seller does not agree with Purchaser's calculation of its indemnification obligation, Seller shall notify Purchaser of its disagreement within ten days of receiving a copy of the Tax Return and Purchaser's calculation, and such dispute shall be resolved pursuant to the Tax Dispute Resolution Mechanism. If Seller agrees with Purchaser's calculation of its indemnification obligation, Seller shall pay to Purchaser the amount of Seller's indemnification at the time specified in Section 9.2(d).

                   (b) The Seller shall pay or cause to be paid when due and payable all Taxes with respect to TV and License Co. for any taxable period ending on or before the Closing Date to the extent such Taxes exceed the amount, if any, accrued or reserved for such Taxes on the Actual Working Capital Statement, and the Purchaser shall so pay or cause to be paid Taxes for any taxable period ending after the Closing Date (subject to its right of indemnification from the Seller by the date set forth in Section 9.2(d)) for Taxes attributable to the portion of any Tax period that includes the Closing Date pursuant to Section 9.2.

                   (c) Seller, TV, License Co. and Purchaser shall reasonably cooperate, and shall cause their respective affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Tax Returns, including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes. Purchaser and Seller recognize that Purchaser will need information regarding the amount of any net operating loss carryover, net capital loss carryover or similar tax attribute of TV or License Co. that arises during any Pre-Closing Tax Period and that is available to TV or License Co., as the case may be, for any Post-Closing Tax Period (collectively, the "ATTRIBUTES"). Seller further acknowledges that Purchaser will need such information in connection with the filing of Tax Returns in the spring of 2003. Accordingly, upon the request of Pur-chaser, Seller agrees to provide Purchaser with a preliminary estimate of the amount, if any, of Attributes of TV or License Co. utilized or which may be utilized by Seller in connection with the filing of Seller's Tax Returns for the 2002 taxable year or any prior taxable year (the "ATTRIBUTES ESTIMATE"), and further agrees that, within ten (10) Business Days of filing Seller's consolidated federal income Tax Return for the 2002 taxable year, it shall provide Purchaser with written confirmation of the amount of Attributes, if any, so utilized, which confirmation shall be affirmed by an officer authorized to sign Seller's consolidated federal income Tax Return on behalf of Seller. In the event that Seller chooses to carry any Attribute back to a year prior to 2001, Seller shall promptly inform Purchaser of its election, and shall provide information regarding the amount, if any, of such Attribute continuing to be available to TV or License Co., as the case may be, after such carry back. Any costs or expenses incurred in the preparation of the Attributes Estimate shall be borne equally by Seller and Purchaser. Purchaser and Seller further recognize that Seller Indemnified Parties will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by TV and License Co. to the extent such records and information pertain to events occurring prior to the Closing
Date; therefore, Purchaser and Seller agree that from and after the Closing Date, Seller, Purchaser, TV and License Co. (including their affiliates and successors) shall (i) retain and maintain all such records including (but not limited to) all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of TV and License Co. for each taxable period first ending after the Closing Date and for all prior taxable periods until the later of (A) the expiration of the statute of limitations of the taxable periods to which such Tax returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods, or (B) six years following the due date (without extension) for such Tax Returns, and (ii) allow Seller and Purchaser and their agents and representatives (and agents or representatives of any of their affiliates), upon reasonable notice and at mutually convenient times to inspect, review and make copies of such records (at the expense of the party requesting the records) as Seller and Purchaser may deem reasonably necessary or appropriate from time to time. Any information obtained under this Section 9.5(c) shall be kept confidential except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding.

                   (d) Any refunds or credits of Taxes of TV and License Co. plus any interest received with respect thereto from the applicable Tax Authority for any taxable period ending on or before the Closing Date (including, refunds or credits arising by reason of amended Tax Returns filed after the Closing Date but excluding any refund or credit included in the final determination of the Actual Working Capital, which shall be the property of the Purchaser, and if paid to the Seller, shall be promptly paid over to the Purchaser) shall be for the account of Seller and shall be paid by Purchaser to Seller within 10 business days after Purchaser receives such refund or after the relevant Tax Return is filed in which the credit is applied against any of the Purchaser Indemnified Parties' liability for Taxes. Any refunds or credits of Taxes of TV and License Co. plus any interest received with respect thereto from the applicable taxing authority for any taxable period beginning after the Closing Date shall be for the account of Purchaser. Any refunds or credits of Taxes of TV and License Co. for any Straddle Period shall be apportioned between Seller and Purchaser in the same manner as the liability for such Taxes is apportioned pursuant to Section 9.2.

                   SECTION 9.6 TAX DISPUTE RESOLUTION MECHANISM. Wherever in this Article IX it is provided that a dispute shall be resolved pursuant to the "Tax Dispute Resolution Mechanism," the parties shall cooperate in good faith to resolve such dispute between them; but if the parties are unable to resolve such dispute such dispute shall be resolved as follows: The parties shall submit the dispute to a jointly selected "Big Five" accounting firm (the "SETTLEMENT ACCOUNTANTS") for resolution, which resolution shall be final, conclusive and binding on the parties. If Purchaser and Seller cannot jointly agree on the Settlement Accountants, Purchaser and Seller shall each submit to their respective accountants the name of an accounting firm that does not at the time and that has not in the prior two years provided services to Seller or Purchaser or any of their respective affiliates, and the Settlement Accountants shall be selected by lot from these two firms by the respective accountants of the two parties. Notwithstanding anything in this Agreement to the contrary, the fees and expenses of the Settlement Accountants in resolving a dispute as to the amount of Taxes owed by either of the parties shall be borne equally by Seller and Purchaser.

                   SECTION 9.7 SURVIVAL OF TAX PROVISIONS. Notwithstanding any other provision of this Agreement to the contrary, any claim to be made pursuant to Article IX hereof shall survive until 60 days after the expiration (giving effect to any valid extensions, waivers and tolling periods) of the applicable statutes of limitation relating to the Taxes at issue; PROVIDED, that such claims asserted in writing by any with reasonable specificity prior to the expiration of such indemnification period shall not thereafter be barred by the expiration of such indemnification period

                   SECTION 9.8 TRANSFER TAXES. All Transfer Taxes arising out of, in connection with or attributable to the transactions effected pursuant to this Agreement shall be borne and paid by the Transfer Tax Payor. The Transfer Tax Payor shall prepare and timely file all relevant Tax Returns required to be filed in respect of such Transfer Tax, pay the Transfer Tax shown on such Tax Return, and notify the other parties in writing of the Transfer Tax shown on such Tax Return and how such Transfer Tax was calculated.

                   SECTION 9.9 EXCLUSIVITY. Notwithstanding any other provision of this Agreement to the contrary, Article IX shall govern all indemnification claims with respect to Taxes, except with respect to any breaches of a representation or warranty in Section 3.26, which shall be covered by Article VIII.

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

                   SECTION 9.10 TAX SHARING AGREEMENTS. Any and all existing agreements relating to the allocation or sharing of Taxes (the "TAX SHARING AGREEMENTS") between either TV or License Co. and any member of the affiliated group, within the meaning of Section 1504(a) of the Code, of which Seller is a member (the "SELLER AFFILIATED GROUP") shall be terminated as of the Closing Date. After the Closing Date, neither TV, License Co., on the one hand, nor any member of Seller Affiliated Group, on the other hand, shall have any further rights or obligations to each other under any such Tax Sharing Agreement.

                                   ARTICLE X

                         DEFINITIONS AND INTERPRETATION

                   SECTION 10.1 DEFINITIONS. For all purposes of this Agreement, capitalized terms used herein shall have the meanings specified herein, including as follows:

                  "2002 AFFILIATION PAYMENT AMOUNT" shall mean $30,500,000.

                  "2003 AFFILIATION PAYMENT" shall mean the 2003 Affiliation Payment as defined in the Affiliation Agreement.

                  "ACQUISITION PROPOSAL" shall mean any proposal or offer made by any Person other than Purchaser or any Subsidiary of Purchaser to acquire, directly or indirectly, all or a substantial part of the assets, business or properties of TV or License Co. or any capital stock of TV or License Co., whether by merger, tender offer, exchange offer, sale of assets or similar transactions involving, directly or indirectly, TV or License Co., or division or operating or principal business unit of TV or License Co.; provided, however, that, for the avoidance of doubt, Acquisition Proposal shall not include a sale of the capital stock of Seller, whether by merger, tender offer, or exchange offer.

                  "ACTUAL WORKING CAPITAL" shall mean the sum of all current assets of TV and License Co. that constitute TV Assets minus the sum of all current liabilities of TV and License Co. (other than Excluded Liabilities) as of the Closing Date, as calculated in accordance with Section 1.3 hereof and subject to the following provisions. The determination of current assets and current liabilities for purposes hereof shall take into account the elapsed time or consumption of an asset during the relevant time period in which the Closing occurs. Current assets and current liabilities shall only include those assets and liabilities relating to the period prior to the Closing and shall be prorated accordingly. Current assets shall exclude cash receivables over 120 days and shall be net of reserves for bad debt in accordance with GAAP as applied in the Financial Statements. Payments due under film or programming license agreements for the month in which the Closing occurs shall be prorated based on the number of days in such month before the Closing Date and the number of days in such month on or after the Closing Date. Current liabilities shall include (a) any outstanding amounts under film or programming license agreements to the extent relating to periods prior to the Closing, and (b) any payments that contractually have been deferred but for which Seller, TV or License Co. has already received the benefit of the asset to which they relate prior to Closing. In addition:
(i) there shall be an adjustment for any difference between the value of the goods or services to be received by TV and License Co. as of the Closing under trade and barter agreements and arrangements and the value of any advertising time remaining to be run by TV and License Co. as of the Closing under such agreements and arrangements, (ii) accrued and unused employee sick leave and accrued and unused employee vacation time shall be excluded from current liabilities, and (iii) for the avoidance of doubt, Excluded Cash Receivables and Additional Excluded Cash Receivables shall be excluded from Actual Working Capital.

                  "AFFILIATE" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

                  "AFFILIATION AGREEMENT" shall mean that certain Amended and Restated Affiliation Agreement dated as of March 6, 2001 by and among Purchaser, Seller and TV.

                  "AGREEMENT" or "THIS AGREEMENT" shall mean this Stock Purchase Agreement, together with the Exhibits hereto and the Disclosure Schedule.

                  "ASSOCIATE" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

                  "ASSUMED TV CONTRACTS" shall mean (a) all contracts, agreements, commitments and leases set forth on Exhibit B, (b) any contracts, agreements and commitments of Seller entered into prior to the date hereof with respect to the Station that were not required to be listed on Section 3.20 of the Disclosure Schedule pursuant to the terms of Section 3.20(a), except to the extent such contracts, agreements or commitments are included in the Excluded Liabilities, (c) all contracts, agreements, commitments, leases and amendments, renewals and other modifications that are entered into by Seller, TV or License Co. with respect to the Station between the date hereof and the Closing as permitted by and subject to the terms of this Agreement and (d) at the option of Purchaser, any or all contracts, agreements, commitments, leases and amendments, renewals and other modifications that are entered into by Seller, TV or License Co. with respect to the Station between the date hereof and the Closing in violation of the terms of this Agreement.

                  "BALANCE SHEET" shall mean the most recent balance sheet of TV and License Co. included in the Financial Statements.

                  "BALANCE SHEET DATE" shall mean October 31, 2001.

                  "BASE SPENDING PLAN" shall have the meaning set forth in
Exhibit 5.8.

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                  "BUSINESS DAY" shall mean any day that is not a Saturday,
Sunday or public holiday in the State of New York.

                  "CAPPED AMOUNT" shall mean $15,000,000 (if the Closing Date occurs on or before April 1, 2002), $20,000,000 (if the Closing Date occurs after April 1, 2002 and on or before September 30, 2002), or $25,000,000 (if the Closing Date occurs on or after October 1, 2002).

                  "CLOSING" shall mean the closing referred to in Section 2.1.

                  "CLOSING DATE" shall mean the date on which the Closing occurs.

                  "CLOSING DATE RECEIVABLES" shall mean the cash receivables of TV as of the Closing Date and relating to the operation of the Station, excluding such cash receivables over 120 days.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                  "COMMUNICATIONS ACT" shall mean the Communications Act of 1934, as amended, and the rules, regulations and written policies promulgated thereunder by the FCC, as in effect from time to time.

                  "COMPUTER SOFTWARE" shall mean computer software and firmware programs, databases and all documentation related thereto.

                  "CONFIDENTIALITY AGREEMENT" shall mean the letter agreement dated November 13, 2001 between Seller and Purchaser.

                  "CONTINUING EMPLOYEES" shall mean all individuals employed by TV immediately prior to the Closing who remain employed by TV after the Closing. Continuing Employees shall not include Inactive Employees.

                  "COPYRIGHTS" shall mean U.S. and foreign registered and unregistered copyrights (including those in computer software and databases), rights of publicity and all registrations and applications to register the same.

                  "CREDIT AGREEMENT" shall mean that certain Credit Agreement dated as of March 6, 2001, as amended or modified, among Granite as borrower, Goldman Sachs Credit Partners L.P. as Administrative Agent and Tranche B Collateral Agent, Foothill Capital Corporation as Tranche A Collateral Agent and the Lenders party thereto.

                  "DISCLOSURE SCHEDULE" shall mean the disclosure schedule of even date herewith prepared and signed by Seller and delivered to Purchaser simultaneously with the execution hereof.

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                  "DOJ" shall mean the Antitrust Division of the United States
Department of Justice.

                  "DROP DEAD DATE" shall mean September 30, 2002; provided that, if on September 30, 2002, the FCC Order or any other regulatory consent has not been obtained, each of Purchaser and Seller shall have the right to extend the Drop Dead Date to December 31, 2002; provided, further that, if on December 31, 2002, the FCC Order or any other regulatory consent has not been obtained, Purchaser shall have the right (the "PURCHASER EXTENSION RIGHT"), in its sole discretion, to extend the Drop Dead Date to March 31, 2003 subject to the provisions of Section 7.4.

                  "ENCUMBRANCES" shall mean any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever, other than Encumbrances created by this Agreement or by Purchaser.

                  "ENVIRONMENTAL CLAIM" shall mean any claim, action, cause of action, request, investigation or notice (written or, to the knowledge of Seller, oral) by any Person alleging actual or potential liability for investigation, remediation, cleanup or governmental response costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (i) the presence, or release into the environment, on or prior to the Closing Date of any Materials of Environmental Concern at any location owned or operated by TV or License Co., now or in the past, or (ii) circumstances forming the basis of any violation, or alleged violation, on or prior to the Closing Date of any Environmental Law.

                  "ENVIRONMENTAL LAW" shall mean each and every federal, state, local and foreign law, statute, treaty, directive, decision, judgment, award, recognition, decree, rule, code of practice, guidance, order, direction, consent, authorization, permit, requirement, approval, standard and regulation (collectively, "LAW") relating to pollution, protection or preservation of human health and safety or the environment including ambient air, surface water, ground water, land surface or subsurface strata, and natural resources, including health and safety matters, and including each Law relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacturing, processing, distribution, use, treatment, generation, storage, containment (whether above ground or underground), disposal, transport or handling of Materials of Environmental Concern, or the preservation of the environment including buildings, equipment, soil, sub-surface strata, air, surface water or ground water or mitigation of adverse effects thereon and each Law with regard to record keeping, notification, disclosure and reporting requirements respecting Materials of Environmental Concern.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA AFFILIATE" shall mean any trade or business, whether or not incorporated, that together with TV or License Co. would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA.

                  "EXCESS CAPEX AMOUNT" shall have the meaning set forth in
Exhibit 5.8.

                  "EXCESS OPEX AMOUNT" shall have the meaning set forth in
Exhibit 5.8.

                  "EXCLUDED ASSETS" shall mean (a) Seller's prepaid business (including, liability, business interruption and the like), group and other insurance policies, premiums and recoveries; (b) any assets of Seller or its Affiliates not used in the operations of the Station (subject to the terms of the Separation and Services Agreement); (c) all rights and claims of Seller to the extent relating to any other Excluded Asset or any Excluded Liability or any obligation of Seller to indemnify Purchaser, including all guarantees, warranties, indemnities and similar rights in favor of Seller in respect of any other Excluded Asset or any Excluded Liability or any obligation of Seller to indemnify Purchaser; (d) the assets, contracts, agreements and other matters set forth on Exhibit D; (e) the Excluded Cash Receivables and the Additional Excluded Cash Receivables; (f) any intercompany or intracompany receivables; (g) any cash receivables at Closing over 120 days; and (h) except to the extent Purchaser exercises its option pursuant to clause (d) of the definition of Assumed TV Contracts, all contracts, agreements, commitments, leases and amendments, renewals and other modifications that are entered into by Seller, TV or License Co. with respect to the Station between the date hereof and the Closing in violation of the terms of this Agreement.

                  "EXCLUDED LIABILITIES" shall mean (a) any intercompany or intracompany Indebtedness, Liabilities or any Indebtedness or Liabilities owing from Seller, TV or License Co. to any of their Affiliates other than between TV and License Co.; (b) federal, state, local and other Tax Liabilities of Seller and its Affiliates with respect to any Pre-Closing Tax Period; (c) amounts payable for business (including casualty, liability, business interruption and the like) or group insurance premiums; (d) liabilities or other obligations under any Plan except as set forth in Section 5.15 hereof; (e) any funded Indebtedness or other Liabilities relating to borrowed money (other than obligations under capital leases); (f) all Liabilities relating to, associated with, or that arise with respect to, the Excluded Assets; (g) all Liabilities relating to, associated with, or that arise with respect to, the matters set forth on Exhibit E, and (g) any Liability which is otherwise specifically retained or assumed by Seller or for which Seller provides indemnification pursuant hereto.

                  "FCC" shall mean the Federal Communications Commission or any successor agency.

                  "FCC ORDER" shall mean an order or decision of the FCC which grants all consents or approvals required under the Communications Act for the transfer of control of License Co. to Purchaser and the consummation of the Transactions, with no material ad-verse condition (the "INITIAL ORDER"), with respect to which the earlier of the following occurs: (x) no timely appeal, timely request for stay or timely petition for rehearing, reconsideration or review of the Initial Order is pending and there is no reasonable likelihood that any timely appeal or timely request for reconsideration of the Initial Order would result in rescission of the Initial Order, in each case, irrespective of whether the time for filing any such timely appeal, timely request for stay or timely petition for rehearing, reconsideration or review, or for any "sua sponte" action by the FCC with similar effect, has expired; or (y) the Initial Order becomes "final." For purposes of this Agreement, "final" shall mean action by the FCC: (a) which has not been vacated, reversed, stayed, set aside, annulled or suspended; (b) with respect to which no timely appeal, timely request for stay, or timely petition for rehearing, reconsideration or review by any Person or by the FCC on its motion, is pending; and (c) as to which the time for filing any such timely appeal, timely request, timely petition or for the timely reconsideration or review by the FCC on its own motion, has expired.

                  "FINANCIAL STATEMENTS" shall mean (a) the unaudited consolidated balance sheets of TV and License Co. as at December 31, 2000 together with consolidated statements of income for such year, and (b) the unaudited consolidated balance sheet of TV and License Co. as at October 31, 2001 and unaudited consolidated statements of income, shareholders' equity and cash flows for the ten month period then ended.

                  "FTC" shall mean the United States Federal Trade Commission.

                  "GAAP" shall mean United States generally accepted accounting principles.

                  "GOVERNMENTAL ENTITY" shall mean a court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency.

                  "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "INDEBTEDNESS" shall mean (i) all indebtedness for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (ii) any other indebtedness that is evidenced by a note, bond, debenture or similar instrument, (iii) all obligations under financing leases, (iv) all obligations in respect of acceptances issued or created, (v) all liabilities secured by any lien on any property and (vi) all guarantee obligations.

                  "INDEMNIFIED PARTY" shall mean a Purchaser Indemnified Party or a Seller Indemnified Party, as the case may be.

                  "INDEMNIFYING PARTY" shall mean Purchaser or Seller, as the case may be.

                  "INTELLECTUAL PROPERTY" shall mean all of the following:
Internet domain names, Trademarks, Patents, Copyrights, Computer Software, Trade Secrets and Licenses.

                  "KBWB LIEN" shall mean the security interest in the stock held by Seller in, and the personal and real property assets of, KBWB, Inc. (as survivor in interest to Pacific FM Incorporated) securing certain payments by Seller to Purchaser under the Affiliation Agreement.

                  "KNOWLEDGE OF SELLER" shall mean the actual knowledge of Don Cornwell, Robert Selwyn, Jr., Lawrence Wills, Bob Franklin, Marcy Timpone or Richard Swank, and the knowledge that any of such people would have obtained after reasonable inquiry of the employees of Seller, TV and License Co.

                  "LEASE" shall mean each lease pursuant to which TV or License Co. leases any real or personal property (excluding leases relating solely to personal property calling for rental or similar periodic payments not exceeding $20,000 per annum).

                  "LIABILITIES" shall mean any and all debts, liabilities, commitments and obligations, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whether or not required by GAAP to be reflected in financial statements or disclosed in the notes thereto.

                  "LICENSES" shall mean all licenses and agreements pursuant to which TV or License Co. has acquired rights in or to any Internet domain names, Computer Software, Trademarks, Patents or Copyrights, or licenses and agreements pursuant to which TV or License Co. has licensed or transferred the right to use any of the foregoing.

                  "LOAN DOCUMENTS" shall have the meaning set forth in the Credit Agreement.

                   "MARKET MVPD" shall mean any U.S. cable television system or open video system within the Station's market, as such market is defined in 47 C.F.R. Section 76.55(e)(2), or any DBS system within the Station's market, as such market is defined in 47 C.F.R. Section 76.66(e) and 16 FCC Rcd. 1918.

                  "MATERIAL ADVERSE EFFECT" shall mean any change or effect on the business, working capital, financial condition, results of operations, assets, liabilities (absolute, accrued, contingent or otherwise), reserves or operations of Seller, TV or License Co. that: (i) would be, or could reasonably be expected to be, individually or in the aggregate, materially adverse to TV and License Co., taken as a whole, other than any change, effect, event or occurrence relating to war, acts of terrorism, the United States economy in general, United States stock market conditions in general, or the United States broadcasting industry in general, in each case that does not materially disproportionately affect Seller, TV or License Co., or (ii) would, or could reasonably be expected to, individually or in the aggregate, materially adversely affect Seller's, TV's or License Co.'s ability to consummate the Transactions.

                  "MATERIALS OF ENVIRONMENTAL CONCERN" shall mean hazardous or toxic wastes, chemicals, substances, constituents, pollutants or related material, whether solids, liquids, or gases, defined or regulated under ss.101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9675; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901-6992k; the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671; the Safe Drinking Water Act, 42 U.S.C. Sections 300f-300j-ll; the Clean Air Act, as amended, 42 U.S.C. Sections 7401-7671q; the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251-1387; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C.
Sections 11001-11050; or any similar federal or state laws, together with petroleum and petroleum products; asbestos and asbestos-containing materials; and polychlorinated biphenyls ("PCBS").

                  "PATENTS" shall mean issued U.S. and foreign patents and pending patent applications, patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues, reexaminations, and extension thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention and like statutory rights.

                  "PERMITTED ENCUMBRANCES" shall mean (a) encumbrances for assessments, Taxes, water, sewer and other similar charges not yet due and payable or that are being contested in good faith through appropriate proceedings; (b) easements or reservations thereof, rights of way, highway and railroad crossings, sewers, electric and other utility lines, telegraph and telephone lines, zoning, building code and other covenants, conditions and restrictions as to the use of the Real Property; (c) vault rights; (d) liens securing the claims of materialmen, landlords and others arising or incurred in the ordinary course of business or arising otherwise in accordance with applicable law and not securing amounts or payments that are past due; (e) any leases, subleases or licenses listed on the Disclosure Schedule; (f) any and all matters and encumbrances (including, fee mortgages or ground leases) affecting any of the Leases, not created or granted by Seller or TV; (g) any subordination or attornment agreement between TV and the lender for any of TV's landlords.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation.

                  "PERSON" shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

                  "PLAN" shall mean each deferred compensation and each incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of ERISA); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination, change-in-control or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by TV, License Co. or by any ERISA Affiliate, or to which TV, License Co. or an ERISA Affiliate is party, whether written or oral, for the benefit of any director, consultant, employee or former director, consultant of employee of TV or License Co.

                  "PURCHASER INDEMNIFIED PARTIES" shall mean Purchaser and each of its successors, assigns, Subsidiaries, Affiliates, directors, officers, employees and agents.

                  "PURCHASER LOSSES" shall mean any and all actual losses, liabilities, damages, judgments, settlements and expenses (including interest and penalties recovered by a third party with respect thereto and reasonable attorneys' fees and expenses and reasonable accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of the rights of the Purchaser Indemnified Parties arising under Article VIII) incurred by TV, License Co. or any of the Purchaser Indemnified Parties that arise out of:

         (i) any breach by Seller of any of Seller's representations and warranties contained in or made by or pursuant to this Agreement (disregarding for purposes of such determination all qualifications in any such representation or warranty of Seller regarding "material" or "materiality");

         (ii) any breach by Seller of any of Seller's covenants in this Agreement that survive or require performance after the Closing;

         (iii) any breach prior to the Closing by Seller, TV or License Co. of any of their covenants contained in this Agreement;

         (iv) any withdrawal liability to which TV or License Co. becomes liable arising solely as a result of any complete or partial withdrawal from any multi-employer plan (as defined in Section 3(37) or Section 4001(a)(3) of ERISA or Section 414(f) of the
                  Code) prior to the Closing;

         (v)      any Excluded Liability; or

         (vi)     any Liability associated with or related to the Excluded
                  Assets;

PROVIDED, HOWEVER, that the term "Purchaser Losses" shall not include the matters covered by Article IX hereof.

                   "REAL PROPERTY" shall mean all real property that is owned or used by TV or License Co. or that is reflected as an asset of TV or License Co. on the Balance Sheet.

                  "SAVINGS PLAN" shall mean Seller's 401(k) Plan.

                  "SAVINGS PLAN EMPLOYEES" shall mean Continuing Employees who were participants in the Savings Plan immediately prior to the Closing.

                  "SELLER INDEMNIFIED PARTIES" shall mean Seller and each of its successors, assigns, Subsidiaries, Affiliates, directors, officers, employees and agents.

                  "SELLER LOSSES" shall mean any and all actual losses, liabilities, damages, judgments, settlements and expenses (including interest and penalties recovered by a third party with respect thereto and reasonable attorneys' fees and expenses and reasonable accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of the rights of the Seller Indemnified Parties arising under Article VIII) incurred by Seller Indemnified Parties that arise out of:

         (i) any breach by Purchaser of any of Purchaser's representations and warranties contained in or made by or pursuant to this Agreement;

         (ii) any breach by Purchaser of any of Purchaser's covenants in this Agreement;

         (iii)    the Assumed TV Liabilities;

         (iv)     the operations of the Station after the Closing, or

         (v) current liabilities that are included as part of Actual Working Capital.

                  "SELLER TV ASSETS" shall mean the rights, properties and assets set forth on Exhibit A, the Assumed TV Contracts and any other TV Assets owned or held by Seller.

                  "SELLER WARRANTS" shall mean the Series A and Series B Warrants to purchase 2,500,000 and 2,000,000 shares of Common Stock, respectively, of Seller dated May 31, 2000 and issued to Purchaser.

                  "SELLER WELFARE PLANS" shall mean any medical, health or dental Plan.

                  "SEPARATION AND SERVICES AGREEMENT" shall mean the Separation and Services Agreement dated as of the date hereof by and among Seller, Purchaser, TV, License Co., KBWB, Inc. and KBWB License, Inc.

                  "SHARES" shall mean all of the issued and outstanding shares of capital stock of TV.

                  "SPECIAL DAMAGES" shall mean any indirect, incidental, consequential, special, reliance or punitive damages or lost or imputed profits or royalties, or cost of procurement of substitute services, whether for breach of warranty or any obligation arising therefrom or otherwise, whether liability is asserted in contract or tort (including negligence and strict product liability).

                  "STATION" shall mean Television Station KNTV-TV (San Francisco-Oakland-San Jose, California).

                  "SUBSIDIARY" shall mean, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries or (b) such Person or any other Subsidiary of such Person is a general partner (excluding any such partnership where such Person or any Subsidiary of such party does not have a majority of the voting interest in such partnership).

                  "TAX" or "TAXES" shall mean all taxes, charges, fees, duties, levies, penalties or other assessments imposed by any federal, state, local or foreign governmental authority, including income, gross receipts, excise, property, sales, gain, use, license, custom duty, unemployment, capital stock, transfer, franchise, payroll, withholding, social security, minimum estimated, profit, gift, severance, value added, disability, premium, recapture, credit, occupation, service, leasing, employment, stamp and other taxes, and shall include interest, penalties or additions attributable thereto or attributable to any failure to comply with any requirement regarding Tax Returns.

                  "TAX RETURN" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any such document prepared on a consolidated, combined or unitary basis and also including any schedule or attachment thereto, and including any amendment thereof.

                  "TRADEMARKS" shall mean U.S. and foreign registered and unregistered trademarks, trade dress, service marks, logos, trade names, corporate names and all registrations and applications to register the same.

                  "TRADE SECRETS" shall mean all categories of trade secrets as defined in the Uniform Trade Secrets Act including business information.

                  "TRANCHE A LOAN" shall have the meaning set forth in the Credit Agreement.

                  "TRANSACTIONS" shall mean all the transactions provided for or contemplated by this Agreement, including the transactions contemplated by Sections 1.1, 2.4 and 5.9.

                  "TRANSFER TAXES" shall mean all sales (including bulk sales), use, transfer, recording, ad valorem, privilege, documentary, gains, gross receipts, registration, conveyance, excise, license, stamp, duties or similar Taxes and fees.

                  "TRANSFER TAX PAYOR" shall mean the party which has primary legal responsibility for the payment of any particular Transfer Tax.

                  "TRANSITION SERVICES AGREEMENT" shall mean the Transition Services Agreement dated as of the date hereof, by and among Purchaser, Seller and TV.

                  "TV ASSETS" shall mean all real, personal and mixed assets, both tangible and intangible, of every kind, nature and description owned or held and used or held for use by Seller, TV and License Co. in connection with the business and operations of the Station, including the TV Intellectual Property and the Call Letters, and other than the Excluded Assets.

                  "TV INTELLECTUAL PROPERTY" shall mean all Intellectual Property that is currently used in the business of TV or License Co. or that is necessary to conduct the business of TV or License Co. as presently conducted, excluding any use of, and rights to, the name "Granite" and "KBWB" (and any derivation thereof) and any Intellectual Property that forms part of the Excluded Assets.

                  "UNPAID CAPEX AMOUNT" shall have the meaning set forth in
Exhibit 5.8.

                  "UNPAID OPEX AMOUNT" shall have the meaning set forth in
Exhibit 5.8.

                  "VOTING DEBT" of a Person shall mean indebtedness having general voting rights with respect to matters voted upon by any holders of such Person's equity securities and debt convertible into securities having such rights.

                   "WARN ACT" shall mean the Worker Adjustment and Retraining Notification Act.

                   SECTION 10.2 INTERPRETATION

                   (a) When a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary.

                   (b) Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

                   (c) The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

                   (d) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

                   (e) A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns.

                   (f) A reference to any legislation or to any provision of any legislation shall include any amendment to, and any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

                   (g) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                                   ARTICLE XI

                                  MISCELLANEOUS

                   SECTION 11.1 FEES AND EXPENSES. All costs and expenses incurred in connection with this Agreement and the consummation of the Transactions shall be paid by the party incurring such expenses, except as specifically provided to the contrary in this Agreement and except as follows:

                   (a) Seller shall bear all legal, accounting and other fees and expenses incurred by TV and License Co. in connection with the negotiation, execution and closing of the Transactions; and

                   (b) Purchaser shall bear the fees payable in connection with the Pre-Merger Notification filing required by the HSR Act and the FCC Application.

                   SECTION 11.2 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified and supplemented in any and all respects, but only by a written instrument signed by all of the parties hereto expressly stating that such instrument is intended to amend, modify or supplement this Agreement.

                   SECTION 11.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when mailed, delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by such party by like notice):

if to Purchaser, or to TV or License Co. after the Closing, to:


                  National Broadcasting Company, Inc.
                  30 Rockefeller Plaza
                  New York, New York  10112

                  Attention:        Executive Vice President, Business
                                       Development
                  Telephone:        (212) 664-3822
                  Telecopy:         (212) 664-3745


         with a copy to:

                  National Broadcasting Company, Inc.
                  30 Rockefeller Plaza
                  New York, New York  10112


                  Attention:        Vice President, Corporate & Transactions Law
                  Telephone:        (212) 664-3307
                  Telecopy:         (212) 664-2147


         with a copy to:


                  Skadden, Arps, Slate, Meagher & Flom LLP
                  4 Times Square
                  New York, New York  10036


                  Attention:        Eric Cochran, Esq.
                  Telephone:        (212) 735-3000
                  Telecopy:         (212) 735-2000
         and


if to Seller, or to TV or License Co. prior to the Closing, to:


                  Granite Broadcasting Corporation
                  767 Third Avenue
                  34th Floor
                  New York, New York  10017

                  Attention:        President
                  Telephone:        (212) 826-2530
                  Telecopy:         (212) 826-2538

         with a copy to:

                  Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                  Robert S. Strauss Building
                  1333 New Hampshire Avenue, N.W.
                  Washington, D.C.  20036

                  Attention:        Russell W. Parks, Jr., Esq.
                  Telephone:        (202) 887-4092
                  Telecopy:         (202) 887-4288



                   SECTION 11.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

                   SECTION 11.5 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, the Confidentiality Agreement, the Transition Services Agreement and the Separation and Services Agreement (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof and (b) are not intended to confer any rights or remedies upon any Person other than the parties hereto and thereto.

                   SECTION 11.6 SEVERABILITY. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

                   SECTION 11.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

                   SECTION 11.8 ENFORCEMENT; VENUE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or in New York state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the Transactions, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it shall not bring any action relating to this Agreement or any of the Transactions in any court other than a Federal or state court sitting in the State of New York.

                   SECTION 11.9 TIME OF ESSENCE. Each of the parties hereto hereby agrees that, with regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

                   SECTION 11.10 EXTENSION; WAIVER. At any time prior to the Closing Date, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                   SECTION 11.11 ELECTION OF REMEDIES. Subject to Section 8.8, neither the exercise of nor the failure to exercise a right of set-off or to give notice of a claim under this Agreement will constitute an election of remedies or limit Seller, Purchaser or any of the

Indemnified Parties in any manner in the enforcement of any other remedies that may be available to any of them, whether at law or in equity.

                   SECTION 11.12 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written content of the other parties, except that Purchaser may assign, in its sole discretion, any or all of its rights and interests hereunder to any direct or indirect wholly owned Subsidiary of Purchaser; provided, that, Purchaser agrees in writing with Seller to unconditionally guarantee all obligations of such assignee under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  IN WITNESS WHEREOF, Purchaser, Seller, TV and License Co. have executed this Agreement or caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                              NATIONAL BROADCASTING COMPANY, INC.




                              By /s/ Jay W. Ireland
                                 -----------------------------------------------
                              Name: Jay W. Ireland
                              Title: Executive Vice President and President,
                                     NBC Television Stations




                              GRANITE BROADCASTING CORPORATION




                              By /s/ Lawrence I. Wills
                                 -----------------------------------------------
                              Name: Lawrence I. Wills
                              Title: Senior Vice President




                              KNTV TELEVISION, INC.




                              By /s/ Lawrence I. Wills
                                 -----------------------------------------------
                              Name: Lawrence I. Wills
                              Title: Vice President




                              KNTV LICENSE, INC.




                              By /s/ Lawrence I. Wills
                                 -----------------------------------------------
                              Name: Lawrence I. Wills
                              Title: Vice President